UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No._____)

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Cavco Industries, Inc.

(Name of Registrant as Specified In Its Charter)

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Phoenix, Arizona 85004
602-256-6263

June 17, 2013

Dear Stockholders:

It is our pleasure to invite you to attend the Cavco Industries, Inc. (“Cavco” or the “Company”) 2013 Annual Meeting of Stockholders. The meeting will be held on July [__], 2013 at 9:00 a.m. (M.S.T.) at Cavco’s offices, 1001 N. Central Avenue, Suite 800, Phoenix, Arizona 85004. The attached Notice of Annual Meeting of Stockholders and Proxy Statement provide information concerning the business to be conducted at the meeting and the nominees for election as a director and are first being mailed to stockholders on or about June     , 2013.
At the meeting, stockholders will vote to approve, among other things, the issuance of up to approximately 2,031,193 shares (the “Shares”) of our common stock in consideration for 50% of the outstanding shares of Fleetwood Homes, Inc. (“Fleetwood”) held by Third Avenue Value Fund (“Third Avenue” or “TAVF”) and the Whitman High Conviction Fund (“WHCF” and together with TAVF, the “Sellers”). The Company and the Sellers have entered into a stock purchase agreement (the “Stock Purchase Agreement”) pursuant to which the Company proposes to purchase the outstanding shares of Fleetwood held by the Sellers (the “Fleetwood Shares”). The Company currently already owns 50% of the outstanding shares of Fleetwood. The Company and Sellers are parties to a Shareholder Agreement that is more fully described in the Company’s Forms 10-K filed with the Securities and Exchange Commission on June 12, 2012 and June 11, 2013. Following the closing of the Company’s purchase of the Fleetwood Shares, the Company will own 100% of the outstanding shares of Fleetwood.
Our shares of common stock are listed on the NASDAQ Global Select Market. Pursuant to NASDAQ Marketplace Rule 5635(a), the issuance of our common stock in connection with the Stock Purchase Agreement requires the approval of the Company’s stockholders because the issuance exceeds 20% of the number of shares of Company common stock outstanding prior to the issuance. The Shares will represent up to approximately 22.6% of our common stock following the issuance, based on our outstanding capital stock at May 27, 2013. Pursuant to the NASDAQ Marketplace Rules, the issuance of the Shares requires approval by a majority of the total votes cast at a meeting of stockholders at which a quorum is present.
Your vote is important. Whether or not you plan to attend the meeting, please vote your shares using the Internet, by telephone, or by completing, signing, dating, and returning the accompanying proxy in the enclosed envelope. Your shares will then be represented at the meeting if you are unable to attend. You may, of course, revoke your proxy and vote in person at the meeting if you desire.
Thank you for your support.

Sincerely,

Joseph H. Stegmayer
Chairman of the Board of Directors,
President and Chief Executive Officer

Notice of Annual Meeting of Stockholders
of Cavco Industries, Inc.

Date:	July [__], 2013

Time:	9:00 a.m. (M.S.T.)

Place:	Cavco Industries, Inc.’s (“Cavco”) Offices
1001 N. Central Avenue
Suite 800
Phoenix, Arizona 85004

Items of Business:	1. To elect one director comprising a class of directors to serve until the Annual Meeting of Stockholders in 2016, or until his successor has been elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as Cavco’s independent registered public accounting firm for fiscal year 2014;

3.	To approve the Company’s executive compensation on an advisory basis;

4.
To approve the issuance of up to approximately 2,031,193 shares of our common stock in consideration for 50% of the outstanding shares of Fleetwood Homes, Inc. held by Third Avenue Value Fund (“TAVF”) and the Whitman High Conviction Fund (“WHCF” and together with TAVF, the “Sellers”) pursuant to the Stock Purchase Agreement, dated June 14, 2013, by and among us and the Sellers; and

5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Annual Report:	The 2013 Annual Report to Stockholders, which includes the Annual Report on
Form 10‑K, is enclosed and may be viewed on Cavco’s website at
http://www.cavco.com/investorrelations/annualmeeting.

Who Can Vote:	You can vote if you were a stockholder of record at the close of business on May 27, 2013.

Date of Mailing:	This Notice and Proxy Statement are first being mailed to stockholders on or about June , 2013.

By Order of the Board of Directors,

JAMES P. GLEW
Secretary

To ensure representation of your shares at the annual meeting, you must vote and submit the proxy by telephone, over the Internet or by mail in the manner described in the accompanying proxy. All stockholders are encouraged to review the accompanying proxy statement.

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CAVCO INDUSTRIES, INC.

PROXY STATEMENT

Annual Meeting of Stockholders
to be Held July [ ], 2013
INTRODUCTION
The accompanying proxy, mailed together with this proxy statement, is solicited by and on behalf of the Board of Directors (the “Board”) of Cavco Industries, Inc., a Delaware corporation (“Cavco”, the “Company”, “we”, “our” or “us”), for use at the annual meeting of stockholders of Cavco to be held on July [__], 2013, at 9:00 a.m. (M.S.T.), and at any adjournment thereof. The mailing address of Cavco’s executive offices is 1001 N. Central Avenue, Suite 800, Phoenix, Arizona 85004.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on July [ ], 2013:
The notice of meeting, proxy statement, annual report and sample proxy card are available for review at http://www.cavco.com/investorrelations/annualmeeting.
Purposes of the Annual Meeting
At the annual meeting, the Company will ask its stockholders to:

(1)	Elect one director comprising a class of directors to serve until the Annual Meeting of Stockholders in 2016, or until a successor has been elected and qualified;

(2)	Ratify the appointment of Ernst & Young LLP as Cavco’s independent registered public accounting firm for fiscal year 2014;

(3)	Approve the Company’s executive compensation on an advisory basis;

(4)
To approve the issuance of up to approximately 2,031,193 shares (the “Shares”) of our common stock in consideration for 50% of the outstanding shares of Fleetwood Homes, Inc. (“Fleetwood”) held by Third Avenue Value Fund, (“TAVF”) and the Whitman High Conviction Fund (“WHCF” and together with TAVF, the “Sellers”) pursuant to the Stock Purchase Agreement (the “Stock Purchase Agreement”), dated June 14, 2013, by and among the Company and the Sellers;

(5)	Transact any other business that may be properly presented at the annual meeting and any adjournment thereof.
Our Board of Directors does not know of any matters that may be acted upon at the annual meeting other than the matters set forth in the following pages.
Our home office telephone number is (602) 256-6263 should you wish to obtain directions to our executive offices in order to attend the annual meeting and vote in person.

YOUR VOTE IS IMPORTANT! YOU ARE URGED TO VOTE YOUR PROXY PROMPTLY BY MAIL, TELEPHONE OR VIA THE INTERNET, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

ABOUT THE MEETING
Who Can Vote
Record holders of common stock, par value $.01 per share, of Cavco at the close of business on May 27, 2013 may vote at the annual meeting. On that date, the issued and outstanding capital stock of Cavco entitled to vote at the annual meeting consisted of 6,967,954 shares of common stock. Each stockholder will be entitled to one vote per share on the election of directors and each other matter that is described above or that may be properly brought before the meeting. There are no cumulative voting rights.
How You Can Vote
Stockholders can vote their shares of common stock at the annual meeting by voting and submitting the accompanying proxy by telephone, over the Internet, or by completing, signing, dating and returning the proxy in the enclosed envelope.
How Proxies Will be Voted
Shares represented by valid proxies received by telephone, over the Internet or by mail will be voted at the annual meeting in accordance with the directions given. If no specific choice is indicated, the shares represented by all valid proxies received will be voted: (i) FOR the election of the nominee for director named in the proxy; (ii) FOR the ratification of the appointment of Ernst & Young LLP as Cavco’s independent registered public accounting firm for fiscal year 2014; (iii) FOR approval of the advisory vote on the compensation of our named executive officers; and (iv) FOR the approval of the issuance of the Shares. In the event you specify a different choice by means of the enclosed proxy, your shares will be voted in accordance with those instructions.
Our Board does not intend to present, and has no information that others will present, any business at the annual meeting other than as is set forth in the attached notice of the meeting. However, if other matters requiring the vote of stockholders come before the annual meeting, the persons named in the accompanying proxy intend to vote the proxies held by them in accordance with their best judgment in such matters.
How to Revoke Your Proxy
You have the unconditional right to revoke your proxy at any time prior to the voting thereof by submitting a later-dated proxy, by attending the annual meeting and voting in person, or by written notice to Cavco addressed to James P. Glew, Secretary, Cavco Industries, Inc., 1001 N. Central Avenue, Suite 800, Phoenix, Arizona 85004. No such revocation will be effective, however, unless received by us at or prior to the annual meeting. Attending the meeting without voting in person does not revoke your proxy.
Quorum and Required Vote
The presence at the annual meeting, in person or by proxy, of a majority of the shares of common stock entitled to vote at the meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be counted as present for the purpose of establishing a quorum. With respect to Proposal No. 1 (Election of Directors), in order to be elected as a director, a nominee must receive the affirmative votes of the holders of a plurality of the shares of common stock present, either in person or by proxy, and entitled to vote on the election of directors. The director-nominee receiving the highest number of votes will be elected. Abstentions and broker non-votes are not treated as votes cast and, therefore, will have no effect on Proposal No. 1.

The affirmative vote of a majority of the votes duly cast is required to approve Proposal No. 2 (Ratification of Appointment of Independent Auditors); Proposal No. 3 (Advisory Vote on the Compensation of the Named Executive Officers) and Proposal No. 4 (Approval of issuance of the Shares). Abstention and broker non-votes are not treated as votes cast and, therefore, will have no effect on Proposal Nos. 2, 3 and 4. The advisory vote on the compensation of named executive officers is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the compensation philosophy, policies and procedures described in this proxy statement.
With respect to Proposal No. 3, because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.
Please note that your broker is not able to vote on your behalf in any director election without specific voting instructions from you. In addition, your broker is not able to vote on your behalf on Proposal No. 3. Accordingly, we encourage you to vote your shares before the meeting either by returning your proxy by mail, voting by telephone or voting via the Internet so that your shares will be represented and voted at the meeting if you cannot attend in person.
If sufficient votes for approval of the matters to be considered at the annual meeting have not been received prior to the meeting date, we may postpone or adjourn the annual meeting in order to solicit additional votes. The form of proxy being solicited by this proxy statement provides the authority for the proxy holders, in their discretion, to vote the stockholders’ shares with respect to a postponement or adjournment of the annual meeting. At any postponed or adjourned meeting, proxies received pursuant to this proxy statement will be voted in the same manner described in this proxy statement with respect to the original meeting.
Expenses of Soliciting Proxies
We will bear the cost of soliciting proxies for the annual meeting. Solicitation may be made by mail, personal interview, telephone or other electronic means by our officers and other employees, who will receive no additional compensation therefor.
The Stock Purchase

The Company has entered into the Stock Purchase Agreement with the Sellers pursuant to which we will acquire the Fleetwood Shares (the “Stock Purchase”). The Company currently already owns 50% of the outstanding shares of Fleetwood so following the closing of the Stock Purchase the Company will own 100% of the outstanding shares of Fleetwood. A copy of the Stock Purchase Agreement is attached to this proxy statement at Annex A.
Consideration for the Stock Purchase

Pursuant to the Stock Purchase Agreement, the Company will issue up to approximately 2,031,193 shares of the Company’s common stock in consideration for the Fleetwood Shares, which will represent up to approximately 22.6% of our common stock following the issuance. For a further discussion of the consideration payable to acquire the issued and outstanding shares of Fleetwood, see “The Stock Purchase — Stock Purchase Consideration” on page 38.
Reason stockholder approval is necessary for the issuance of the Shares

Pursuant to the Stock Purchase Agreement, the Company expects to issue up to approximately 2,013,193 shares of the Company’s common stock, which equates to 29.15% of the Company’s 6,967,954 shares of common stock issued and outstanding on May 27, 2013. The Company’s common stock is listed on the NASDAQ Global Select Market. Pursuant to NASDAQ Marketplace Rule 5635(a), the issuance of our common stock in connection with the Stock Purchase requires the approval of the Company’s stockholders because the issuance will exceed 20% of the number of shares of Company common stock outstanding prior to the issuance.

SUMMARY TERM SHEET
This summary highlights only selected information from this proxy statement and may not contain all of the information that is important to you. To better understand the Stock Purchase and the proposals being considered at the Annual Meeting of Stockholders, you should carefully read this entire proxy statement, including the Stock Purchase Agreement attached at Annex A and the other documents to which we refer in this proxy statement. You may obtain further information about us by following the instructions under the heading “Where You Can Find More Information” on page 42. We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary.
The Stock Purchase and the Stock Purchase Agreement (see pages 33 and 37)
The Company has entered into the Stock Purchase Agreement with the Sellers pursuant to which the Company will acquire the Fleetwood Shares. The Company currently already owns 50% of the outstanding shares of Fleetwood, so following the closing of the Stock Purchase the Company will own 100% of the outstanding shares of Fleetwood. Pursuant to the Stock Purchase Agreement, the Company will issue up to approximately 2,031,193 shares of the Company’s common stock in consideration for the Fleetwood Shares, which will represent up to approximately 22.6% of our common stock following the issuance. A copy of the Stock Purchase Agreement is attached to this proxy statement at Annex A. You should read the Stock Purchase Agreement carefully and in its entirety.
About Fleetwood Homes, Inc.
Fleetwood Homes, Inc.
1001 N. Central Avenue, Suite 800
Phoenix, Arizona 85004
602-256-6263

During fiscal year 2010, the Company and TAVF formed Fleetwood to purchase certain assets and liabilities of the manufactured housing business of Fleetwood Enterprises, Inc. During fiscal year 2012, Fleetwood, through its wholly-owned subsidiary, Palm Harbor Homes, Inc., a Delaware corporation (“Palm Harbor”), purchased substantially all of the assets and assumed specified liabilities of Palm Harbor Homes, Inc., a Florida corporation, and certain of its subsidiaries. Fleetwood and Palm Harbor build a wide variety of affordable modular homes, manufactured homes and park model recreational homes in twelve factories located throughout the United States, primarily distributed through a network of independent and company-owned retailers. Palm Harbor operates forty-seven company-owned retail stores located mainly in the south-central United States. Palm Harbor’s mortgage subsidiary is an approved Fannie Mae and Ginnie Mae seller/servicer and offers conforming mortgages to purchasers of factory-built and site-built homes. Palm Harbor’s insurance subsidiary provides property and casualty insurance to owners of manufactured homes.
About Cavco
Cavco Industries, Inc.
1001 North Central Avenue, Suite 800
Phoenix, Arizona 85004
602-256-6263

Cavco was formed on June 30, 2003 as a successor corporation to previous Cavco entities operating since 1965. Headquartered in Phoenix, Arizona, the Company designs and produces factory-built homes in three factories located in the southwest and south-central United States, primarily distributed through a network of independent and company-owned retailers. Cavco is one of the largest producers of manufactured homes in the United States, based on reported wholesale shipments, marketed under a variety of brand names. The Company is also a leading producer of park model homes, vacation cabins, and systems-built commercial structures, as well as modular homes.

Recommendation of Our Board (see pages 36 and 40)
After careful consideration, our Board has unanimously determined that the terms of the Stock Purchase are advisable, fair to and in the best interests of our stockholders, has unanimously approved the Stock Purchase, the issuance of the Shares, the related agreements and transactions, has authorized us to enter into the Stock Purchase Agreement, and unanimously recommends that you vote FOR the issuance of the Shares contemplated in the Stock Purchase, as described in this proxy.
The factors that our Board relied upon to approve the Stock Purchase and to recommend stockholder approval are described in more detail under the heading “The Stock Purchase — Our Reasons for the Stock Purchase” beginning on page 35 and “The Stock Purchase — Recommendation of our Board” beginning on page 36.
Vote Required to Approve the Issuance of the Shares
Pursuant to NASDAQ Marketplace Rule (the “NASDAQ Rules”) 5635(a), the affirmative vote of a majority of the total votes cast on the matter at the annual meeting is required to approve the issuance of the Shares.
Conditions to the Closing of the Stock Purchase (see page 38)
Certain conditions must be satisfied or waived before the Company and the Sellers are obligated to complete the Stock Purchase.
Termination of the Stock Purchase Agreement Under Specified Circumstances (see page 39)
Under circumstances specified in the Stock Purchase Agreement, either party may terminate the Stock Purchase Agreement and as a result, the Stock Purchase would not be completed.
U.S. Federal Income Tax Consequences of the Stock Purchase
No gain or loss will be recognized by us or by holders of shares of our common stock as a result of the Stock Purchase.
Anticipated Accounting Treatment
    We will account for the Stock Purchase as an equity transaction under U.S. generally accepted accounting principles ("GAAP"). The results of operations of Fleetwood have already been consolidated with the Company’s financial statements and will continue to be consolidated after the closing of the Stock Purchase Agreement.

Reasons for the Transaction (See page 35)
The Company and Sellers are parties to the Shareholders’ Agreement as amended which is more fully described in the Company’s Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on June 12, 2012 and June 11, 2013 (the “Shareholders’ Agreement”), that includes put and call rights relating to the Sellers’ 50% ownership interest in Fleetwood. The terms of the proposed transaction in the Stock Purchase Agreement represent an independently negotiated transaction, as the conditions for the put or call right to become exercisable have not been met as of the date of this proxy statement. The reasons for entering into the Stock Purchase Agreement include, among other things, (i) immediate accretion to earnings, (ii) accretion to book value, (iii) an increase in stockholders' equity by approximately $92.0 million; and (iv) the solidification and simplification of the Company’s traditional conservative capital structure, accounting processes and administration. For a description of the other factors considered by our Board in determining to recommend approval of the Stock Purchase, see “The Stock Purchase — Our Reasons for the Stock Purchase” beginning on page 35.

Regulatory Approvals
Under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”) and the rules and regulations promulgated thereunder, the Stock Purchase may not be consummated until required information and materials have been furnished to the Department of Justice (“DOJ”), and the Federal Trade Commission (“FTC”), and certain waiting period requirements have expired or been terminated. At any time before the closing of the transaction, the DOJ, the FTC or others could take action under the antitrust laws with respect to the acquisition.
Restrictions on the Shares
All of the shares of our common stock issued in the Stock Purchase will be “restricted securities” and may not be sold absent registration under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to Rule 144 or another available exemption from registration. We have agreed to use our best efforts to file a registration statement to register the resale of these shares following the closing of the Stock Purchase.
Expected Date to complete the Stock Purchase
Subject to satisfaction or waiver of all conditions, including approval of the issuance of the Shares at the Annual Meeting, we expect to complete the Stock Purchase no later than August 31, 2013. However, because the Stock Purchase is subject to a number of conditions, we cannot predict exactly when the closing of the Stock Purchase will occur or if it will occur at all. For a description of the conditions to completion of the Stock Purchase, see “The Stock Purchase Agreement — Conditions to the Completion of the Stock Purchase” beginning on page 38.

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA DATA
Financial information for Fleetwood is included in Cavco’s consolidated financial statements and the related notes in accordance with the provisions of Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) 810, Consolidation (“ASC 810”). The Company had previously determined that, under GAAP, although Fleetwood is only fifty-percent owned by the Company, Cavco has a controlling interest and is required to fully consolidate the results of Fleetwood. The primary factors that contributed to this determination were Cavco’s management and board control of Fleetwood wherein members of Cavco’s management hold all of the seats on the board of directors of Fleetwood. In addition, pursuant to a management services agreement among the Fleetwood shareholders, Cavco provides all executive-level management services to Fleetwood including, among other things, general management oversight, marketing and customer relations, accounting and cash management. The Sellers’ financial interest in Fleetwood is considered a “redeemable noncontrolling interest,” and is designated as such in Cavco’s consolidated financial statements upon completion of the Stock Purchase.
We will account for the Stock Purchase as an equity transaction under GAAP. The results of operations of Fleetwood have already been consolidated with the Company’s financial statements and will continue to be consolidated after the closing of the Stock Purchase Agreement. The redeemable noncontrolling interest held by the Sellers will be eliminated and converted to stockholders' equity upon completion of the Stock Purchase.
The following unaudited pro forma data at March 30, 2013 is presented on a basis to reflect the Stock Purchase as if it had occurred on April 1, 2012. You should read this unaudited pro forma data together with Cavco’s historical audited consolidated financial statements as of and for the three years ended March 30, 2013 and their accompanying notes and management’s discussion and analysis of operations and financial condition included in Cavco’s Annual Report on Form 10-K filed with the SEC on June 11, 2013. These historical results are not necessarily indicative of results to be expected for the year ending March 29, 2014, or in any future period.
Cavco’s historical consolidated financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are (1) directly attributable to the Stock Purchase; and (2) factually supportable.
The pro forma adjustments are based upon available information and assumptions that management believes reasonably reflect the business combination. We present the unaudited pro forma data for informational and illustrative purposes only as it does not purport to represent what the actual consolidated results of operations or the consolidated financial position of Cavco would have been had the acquisition occurred on the date assumed, nor are they necessarily indicative of future consolidated results of operations or financial position.

CAVCO INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
MARCH 30, 2013
(Dollars in thousands)

	Cavco	Pro Forma	Pro Forma
	Historical	Adjustments	Combined
		(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$47,823		$47,823
Restricted cash, current	6,773		6,773
Accounts receivable, net	18,710		18,710
Short-term investments	6,929		6,929
Current portion of consumer loans receivable, net	20,188		20,188
Current portion of inventory finance notes receivable, net	3,983		3,983
Inventories	68,805		68,805
Assets held for sale	4,180		4,180
Prepaid expenses and other current assets	10,267		10,267
Deferred income taxes, current	6,724		6,724
Total current assets	194,382		194,382
Restricted cash	1,179		1,179
Investments	10,769		10,769
Consumer loans receivable, net	90,802		90,802
Inventory finance notes receivable, net	18,967		18,967
Property, plant and equipment, net	46,223		46,223
Goodwill and other intangibles, net	79,435		79,435
Deferred income taxes	2,742		2,742
Total assets	$444,499		$444,499
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$14,118		$14,118
Accrued liabilities	62,718		62,718
Current portion of securitized financings	10,169		10,169
Total current liabilities	87,005		87,005
Securitized financings	72,118		72,118
Deferred income taxes	16,492		16,492
Redeemable noncontrolling interest	91,994	$(91,994)	—
Stockholders' equity
Preferred stock, $.01 par value; 1,000,000 shares authorized; No shares issued or outstanding
Common stock, $.01 par value; 20,000,000 shares authorized; Outstanding 6,967,954 shares historical and 8,999,147 shares pro forma combined	70	20	90
Additional paid-in capital	135,053	$91,974	227,027
Retained earnings	41,590		41,590
Accumulated other comprehensive income	177		177
Total stockholders' equity	176,890		268,884
Total liabilities, redeemable noncontrolling interest and stockholders' equity	$444,499		$444,499

CAVCO INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
FOR THE FISCAL YEAR ENDED MARCH 30, 2013
(Dollars in thousands, except per share amounts)

	Cavco	Pro Forma	Pro Forma
	Historical	Adjustments	Combined
		(Unaudited)	(Unaudited)
Net revenue	$452,300		$452,300
Cost of sales	351,945		351,945
Gross profit	100,355		100,355
Selling, general and administrative expenses	79,313		79,313
Income from operations	21,042		21,042
Interest expense	(5,973)		(5,973)
Other income	1,579		1,579
Income before income taxes	16,648		16,648
Income tax expense	(6,351)		(6,351)
Net income	10,297		10,297
Less: net income attributable to redeemable noncontrolling interest	5,334	$(5,334)	—
Net income attributable to Cavco common stockholders	$4,963	5,334	$10,297
Comprehensive income:
Net income	$10,297		$10,297
Unrealized gain on available-for-sale securities, net of tax	238		238
Comprehensive income	10,535		10,535
Comprehensive income attributable to redeemable noncontrolling interest	5,453	(5,453)	—
Comprehensive income attributable to Cavco common stockholders	$5,082	$5,453	$10,535
Net income per share attributable to Cavco common stockholders:
Basic	$0.71		$1.15
Diluted	$0.71		$1.14
Weighted average shares outstanding:
Basic	6,956,706	2,031,193	8,987,899
Diluted	7,027,204	2,031,193	9,058,397

SUMMARY SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF CAVCO
For a presentation of selected consolidated financial data regarding Cavco for each of the five fiscal years in the period ended March 30, 2013, see Part II, Item 6 of our Annual Report on Form 10-K filed with the SEC on June 11, 2013, which is incorporated herein by reference

RISK FACTORS

In addition to the other information included or incorporated by reference in this proxy statement, you should carefully consider the material risks described below in deciding whether to vote for approval of the proposals presented in this proxy statement. Additional risks and uncertainties not presently known to us or that are not currently believed to be material, if they occur, also may adversely affect the Company following the Stock Purchase. For risks related to the Company, please see the Company’s Form 10−K for the fiscal year ended March 30, 2013, which is incorporated by reference herein.
Risks Related to the Stock Purchase
We will issue a large number of shares of common stock in connection with the Stock Purchase, which will result in substantial ownership dilution to our existing stockholders. Our stockholders may not realize a benefit from the Stock Purchase commensurate with the ownership dilution they will experience in connection with the Stock Purchase.
Pursuant to the Stock Purchase Agreement, the Company will issue up to approximately 2,031,193 shares of the Company’s common stock in consideration for the Fleetwood Shares, which will represent up to approximately 22.6% of our common stock following the issuance. If we are unable to realize the strategic and financial benefits currently anticipated from the Stock Purchase, our stockholders will have experienced substantial dilution of their ownership interest without receiving commensurate benefit.
If the conditions to the closing of the Stock Purchase are not met, the Stock Purchase will not occur, which could adversely impact the market price of our common stock as well as our business, financial condition and results of operations.
Specified conditions must be satisfied or waived before the Stock Purchase can be completed, including, without limitation, obtaining the requisite approval of our stockholders with respect to our proposed issuance of the Shares. These conditions are summarized in the section in this proxy statement entitled “The Stock Purchase Agreement — Conditions to the Completion of the Stock Purchase” beginning on page 38 and are described in detail in the Stock Purchase Agreement attached to this proxy statement at Annex A. We cannot assure you that each of the conditions will be satisfied.
If the conditions are not satisfied or waived in a timely manner and the Stock Purchase is delayed, we may lose some or all of the intended or perceived benefits of the transaction, which could cause our stock price to decline and harm our business. If the transaction is not completed for any reason, our stock price may decline to the extent that the current market price reflects a market assumption that the Stock Purchase will be completed.
In addition, we will be required to pay our costs related to the transaction even if the Stock Purchase is not completed, such as amounts payable to legal counsel and independent accountants, and such costs are significant. All of these costs will be incurred whether or not the transaction is completed.
The Stock Purchase may be completed even though material adverse changes may result from the announcement of the Stock Purchase.

The market price of our common stock may decline as a result of the Stock Purchase for a number of reasons including if we do not achieve the perceived benefits of the Stock Purchase as rapidly or to the extent anticipated; the effect of the Stock Purchase on our business and prospects is not consistent with the expectations of financial or industry analysts; or investors react negatively to the effect on our business and prospects from the Stock Purchase.
Subject to certain limitations, the Sellers may sell up to fifteen percent of the Shares during the lock-up period and beginning on the day following the one year anniversary of the closing of the Stock Purchase may sell any number of shares, subject to the standstill provisions, which could (i) cause our stock price to decline; and (ii) limit or delay the Company’s ability to utilize income tax benefits from its net operating loss carryforwards.
The sale of a substantial number of our shares by the Sellers or our other stockholders within a short period of time could cause our stock price to decline, make it more difficult for us to raise funds through future offerings of our common stock or acquire other businesses using our common stock as consideration.
SPECIAL NOTE REGARDING FORWARD−LOOKING STATEMENTS

This proxy statement includes “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In general, all statements included or incorporated in this proxy statement that are not historical in nature are forward-looking. Forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” or “anticipates,” or by discussions of strategy, plans or intentions. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing and site-built housing industries; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, the Stock Purchase, financial condition and results of operations, economic conditions and consumer confidence, our operational and legal risks, how we may be affected by governmental regulations and legal proceedings, the expected effect of certain risks and uncertainties on our business, the availability of favorable consumer and wholesale manufactured home financing, market interest rates and our investments, and the ultimate outcome of our commitments and contingencies.
All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Also, forward-looking statements are based upon management's estimates of fair values and of future costs, using currently available information. Therefore, actual results may differ materially from those expressed or implied in those statements. Factors that could cause such differences to occur include, but are not limited to, those discussed under “Risk Factors,” and elsewhere in this proxy statement. We expressly disclaim any obligation to update any forward-looking statements contained in this proxy statement, whether as a result of new information, future events or otherwise. For all of these reasons, you should not place any reliance on any such forward-looking statements included in this Proxy Statement.

STOCK OWNERSHIP
Management
The following table sets forth information, as of June 1, 2013, with respect to the beneficial ownership of shares of Cavco common stock by each director, director nominee and executive officer named in the Summary Compensation Table under “Executive Compensation,” individually itemized, and by all directors, director nominees and executive officers of Cavco as a group. The percentages of class amounts set forth in the table below are based on 6,967,954 shares of common stock outstanding on June 1, 2013. Except as otherwise indicated, all shares are owned directly, and the owner has sole voting and investment power with respect thereto.

	Cavco Common stock (2)
Name of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percent of Class
William C. Boor	22,500	*
Steven G. Bunger	19,500	*
David A. Greenblatt	20,500	*
Jack Hanna	13,000	*
Joseph H. Stegmayer	650,678	9.34%
Daniel L. Urness	38,475	*
Charles E. Lott	4,000	*
Larry H. Keener	0	*
All directors, director nominees and executive officers of Cavco as a group (8 persons)	768,653	11.03%

*	Less than 1%.

(1)	The address of listed stockholders is 1001 N. Central Avenue, Suite 800, Phoenix, Arizona 85004.

(2)
Shares covered by stock options that are outstanding under Cavco’s stock incentive plans and exercisable on or within 60 days are included as “beneficially owned” pursuant to the rules and regulations of the SEC. Amounts include the following shares that may be acquired upon exercise of such stock options: Mr. Boor – 22,500 shares; Mr. Bunger – 19,500 shares; Mr. Greenblatt – 20,500 shares; Mr. Hanna – 13,000 shares; Mr. Stegmayer – 108,250 shares; Mr. Urness – 38,475 shares; Charles E. Lott – 4,000 shares; and all directors, director nominees and executive officers of Cavco as a group – 226,225 shares.

Principal Stockholders
The following table sets forth information with respect to the persons, other than Mr. Stegmayer, that have reported beneficial ownership of more than five percent of the outstanding shares of Cavco common stock according to statements on Schedule 13D or 13G as filed by such persons with the SEC on or before June 1, 2013. The percentages of class amounts set forth in the table below are based on 6,967,954 shares of common stock outstanding on June 1, 2013.

Name and Address Of Beneficial Owner	Amount Beneficially Owned (1)	Percent of Class

Wells Fargo and Company 420 Montgomery Street San Francisco, CA 94104	996,197 (2)	14.30%

Columbia Wanger Asset Management, L.P. 227 West Monroe Street, Suite 3000 Chicago, IL 60606-5016	778,000 (3)	11.17%

BlackRock, Inc. 55 East 52nd Street New York, NY 10022	765,341 (4)	10.98%

T. Rowe Price Associates, Inc. (MD) 100 East Pratt Street Baltimore, MD 21202-1009	730,355 (5)	10.48%

Joseph H. Stegmayer 1001 N. Central Avenue, Suite 800 Phoenix, AZ 85004	650,678 (6)	9.34%

GAMCO Investors, Inc. One Corporate Center Rye, NY 10580-1422	592,100 (7)	8.50%

(1)	The Company makes no representations as to the accuracy or completeness of the information in the filings reported in footnotes (2) – (5) and (7).

(2)
Information regarding Wells Fargo & Company (“Wells”) is based solely upon a Schedule 13G filed with the SEC on March 29, 2013. Wells reported that it possessed sole voting power with respect to 977,081 shares, and sole dispositive power with respect to 996,197 shares.

(3)
Information regarding Columbia Wanger Asset Management, LLC (“Columbia Wanger”) is based solely upon a Schedule 13G filed with the SEC on February 14, 2013. Columbia Wanger reported having sole voting power with respect to 677,000 shares and sole dispositive power with respect to 778,000 shares. Columbia Acorn Fund reported having sole voting power of 460,000 shares and sole dispositive power with respect to all shares.

(4)
Information regarding BlackRock, Inc. (“BlackRock”) is based solely upon a Schedule 13G filed with the SEC on January 11, 2013. BlackRock reported having sole voting and dispositive power over all of the shares.

(5)
Information regarding T. Rowe Price Associates, Inc. (“Price Associates”) is based solely upon a Schedule 13G filed with the SEC on February 8, 2013. Price Associates reported having sole voting power with respect to 48,410 shares and sole dispositive power with respect to 730,355 shares. Price Associates has informed Cavco that these securities are owned by various individual and institutional investors, including T. Rowe Price Small-Cap Value Fund, Inc. (which owns 676,205 shares, representing 9.70% of the shares outstanding), for which Price Associates serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(6)    Information regarding Joseph H. Stegmayer is based upon Cavco’s records as confirmed by Mr. Stegmayer.

(7)
Information regarding GAMCO Investor’s, Inc. (“GAMCO”) is based solely upon a Schedule 13D filed with the SEC on August 15, 2011 by Mario J. Gabelli, and other entities that are directly or indirectly controlled by Mr. Gabelli or for which he acts as chief investment officer. GAMCO reported having sole voting power over 586,100 shares and sole dispositive power over 592,100 shares. Included in the Schedule 13D are shares held by Gabelli Funds, LLC, GAMCO Asset Management, Inc., and Teton Advisers, Inc.

PROPOSAL NO. 1: ELECTION OF DIRECTORS
Cavco’s Restated Certificate of Incorporation and Amended and Restated Bylaws provide for the division of the Board into three classes, with the directors in each class to hold office for staggered terms of three years each. Each class of directors is to consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board. There is presently one director in the class whose term expires at the 2013 annual meeting (Mr. Greenblatt), two directors in the class whose terms expire at the 2014 annual meeting (Messrs. Boor and Stegmayer), and two directors in the class whose terms expire at the 2015 annual meeting (Messrs. Bunger and Hanna). Each director holds office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal.
David A. Greenblatt, a member of the Board whose term expires at the annual meeting, will stand for re-election at the annual meeting. Mr. Greenblatt has been nominated for service as a director by our independent directors and the full Board pursuant to the procedures described under “Director Nominating Process” below. Unless contrary instructions are indicated on the proxy, it is intended that the shares represented by the accompanying proxy will be voted for the election of this nominee or, if the nominee becomes unavailable (which we do not anticipate), for such substitute nominee as the Board shall designate. A plurality of votes cast at the annual meeting, in person or by proxy, is required to elect a Board nominee. The nominee and the continuing directors furnished to Cavco the biographical information appearing below.
Recommendation of the Board
The Board recommends that the stockholders vote “FOR” the election of Mr. Greenblatt.
Our Board has determined that all the members of the Board, other than Joseph H. Stegmayer, who is an employee of Cavco, are “independent” in accordance with (1) the applicable requirements of the Exchange Act, and the rules adopted by the SEC thereunder and (1) the applicable NASDAQ Rules, including Rule 5605(a)(2).

Nominee for Director Standing for Election
David A. Greenblatt, 51, is Chairperson of our Compensation Committee, a member of the Audit Committee and has been a member of our Board since October 2008. Mr. Greenblatt is Of Counsel with Exall & Wood, PLLC, a Dallas, Texas based law firm specializing in corporate transactions. From 2005 to 2012, he was Senior Vice President and Deputy General Counsel for Eagle Materials, Inc. (“Eagle Materials”), a NYSE-listed company specializing in the construction products and building materials business and headquartered in Dallas, Texas. From 2000 to 2002 he was Senior Vice President – Mergers & Acquisitions for Eagle Materials. He has also worked in various roles for Centex Corporation (“Centex”), including Vice President and General Counsel of its Investment Real Estate Group, Vice President and Assistant General Counsel of Centex and General Counsel of Cavco. Prior to joining Centex, Mr. Greenblatt was an associate for over 5 years in the corporate and securities group of Hughes & Luce (now K&L Gates, LLP) in Dallas.
Continuing Directors
Terms Expiring in 2014
Joseph H. Stegmayer, 62, serves as our Chairman of the Board, President and Chief Executive Officer and as a director and officer of Fleetwood Homes and Palm Harbor Homes and a director of Palm Harbor Villages, Inc. (“Palm Harbor Villages”). He has served as a director of Palm Harbor Villages since March 2011, as a director and officer of Palm Harbor Homes since November 2010, as a director and officer of Fleetwood Homes since July 2009, and as President and Chief Executive Officer and as a member of the Board of Cavco and its predecessor since March 2001. Mr. Stegmayer also served as President of Centex’s manufactured housing holding company, Centex Manufactured Housing Group, LLC, from September 2000 until Cavco’s spin-off from Centex in June 2003. Prior to joining Cavco, Mr. Stegmayer served as Executive Vice President of Champion Enterprises, Inc., a company that built and sold manufactured homes and as President, Vice Chairman and Chairman of the Executive Committee of Clayton Homes, Inc., a company that builds, sells, finances and insures manufactured homes.
As Chairman of the Board, President and CEO of Cavco, with in excess of twenty-five years of experience in the manufactured housing industry, Mr. Stegmayer has an in depth understanding of the factors affecting Cavco’s business. Mr. Stegmayer is widely recognized as a manufactured housing industry expert and has extensive experience managing public companies.
William C. Boor, 47, is Chairperson of our Audit Committee, a member of our Compensation Committee and has been a member of our Board since July 2008. Mr. Boor is Senior Vice President-Global Ferroalloys of Cliffs Natural Resources, Inc. (“Cliffs”), an international mining company based in Cleveland, Ohio, a position he has held since May 2010. Mr. Boor previously held the position of Senior Vice President-Business Development with Cliffs. Mr. Boor joined Cliffs in May 2007 after having served as Executive Vice President, Strategy and Development, at American Gypsum Company, a subsidiary of Eagle Materials from 2005 to 2007. From 2002 to 2005, Mr. Boor served as Senior Vice President – Corporate Development and Investor Relations of Eagle Materials. From 2001 to 2002, he served as Vice President – Corporate Development of Centex. He also has held key leadership roles at Weyerhaeuser Co. and Procter & Gamble Co.
Mr. Boor earned a Master of Business Administration from Harvard Business School and holds the Chartered Financial Analyst designation. Mr. Boor brings to our Board diverse experience in manufacturing management, process engineering, financial management, investor relations and marketing.

Terms Expiring in 2015
Steven G. Bunger, 52, is a member of our Audit Committee and has been a member of our Board since April 2004. Mr. Bunger has been engaged in private investments as his principal occupation since January 1, 2013. From 2001 until December 31, 2012, he served as Chairman of the Board of Mobile Mini, Inc. (“Mobil Mini”), the nation’s largest publicly-owned provider of portable storage containers and mobile offices. He was also the President and Chief Executive Officer of Mobile Mini, having served in those capacities from 1997 to 2012. Mr. Bunger joined Mobile Mini in 1983 and held numerous positions with the company, including Vice President of Operations and Marketing and Executive Vice President and Chief Operating Officer.
Mr. Bunger brings to our Board a breadth of operational, managerial, and marketing experience from running the world's leading provider of portable storage solutions. Additionally, Mr. Bunger has extensive acquisition experience which he lends in assisting Cavco’s management and Board in evaluating growth opportunities.
Jack Hanna, 66, is a member of our Compensation Committee and has been a member of our Board since 2003. Since 2007, Mr. Hanna has hosted Jack Hanna’s Into the Wild, a nationally syndicated television program. Since 2011, Mr. Hanna has hosted Jack Hanna’s Wild Countdown which airs on ABC nationally. From 1993 through 2006, Mr. Hanna hosted Jack Hanna’s Animal Adventures, a nationally syndicated television program. Mr. Hanna spends the majority of each year filming and lecturing around the world. Since 1992, Mr. Hanna has served as Director Emeritus of the Columbus Zoo and Aquarium in Columbus, Ohio.
As evidenced by his long tenure with the Columbus Zoo and Aquarium, Mr. Hanna has extensive management and leadership experience. With his keen understanding of human resource, marketing, operations and facilities management matters, Mr. Hanna led the transformation of the Columbus Zoo and Aquarium from a modest operation into one of the largest and most highly respected and attended zoological facilities in the United States. These attributes make Mr. Hanna a valuable member of our Board.
Director Compensation
Only non-employee directors are compensated for service as a director. Upon commencement of service, non-employee directors receive a one-time grant of an option to purchase 10,000 shares of Cavco common stock. Effective April 1, 2012, annually, non-employee directors receive annual compensation in the form of a $30,000 retainer fee, a grant of an option to purchase 4,000 shares of Cavco common stock on the anniversary of the director’s election to the Board, and an additional $2,000 for each Board meeting attended. Members of Board committees also receive a fee of $1,000 for each committee meeting attended. The chairperson of the Audit Committee receives an additional $10,000 per year for such service and the chairperson of the Compensation Committee receives an additional $4,000 per year for such service. All Board members are reimbursed for reasonable expenses of attending Board and committee meetings.
All options awarded to non-employee directors have a seven-year term and a per share exercise price equal to the fair market value of a share of common stock of Cavco on the date of grant. All options awarded prior to April 1, 2010, become exercisable at the rate of 25% on the date of grant and an additional 25% on the following three anniversaries of the date of grant. Options awarded on or after April 1, 2010, become exercisable at the rate of 50% on the date of grant and 50% on the first anniversary of the date of grant. All rights to exercise the options terminate within four months of the date that the non-employee director ceases to be a director of Cavco for any reason other than death or disability; in the case of a director’s death, the options terminate fifteen months thereafter and in the case of disability and resulting termination of the directorship, then the options terminate six months after such date of termination. However, if the non-employee director held the position for at least ten years, the options will vest on the date that the non-employee director ceases to be a director and all rights to exercise the options will terminate three years thereafter, but in no event may the options be exercised later than seven years from the date of grant.

DIRECTOR COMPENSATION TABLE
The following table provides information regarding compensation paid to each non-employee director during the year ended March 30, 2013.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
William C. Boor	$56,000	$78,640	$134,640
Steven G. Bunger	$43,000	$81,440	$124,440
David A. Greenblatt	$50,000	$67,200	$117,200
Jack Hanna	$42,000	$67,400	$109,400

(1)
Amounts in this column represent the aggregate grant date fair value computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification 718, Compensation—Stock Compensation (“ASC 718”). We describe the assumptions made in these valuations in Note 15 to the Consolidated Financial Statements included in Cavco’s Annual Report on Form 10-K for fiscal year ended March 30, 2013 (the “2013 Form 10-K”).

Board and Committee Meetings
During Cavco’s fiscal year ended March 30, 2013, the Board of Directors held five meetings, the Audit Committee met six times and the Compensation Committee met three times. Each director attended at least 85% of the aggregate of the Board and committee meetings of which they were a member.
All Board members are expected to attend our annual meetings of stockholders, unless an emergency or unavoidable conflict prevents them from doing so. All directors, with the exception of Steven G. Bunger, attended our 2012 annual meeting, which was held on July 11, 2012. Mr. Bunger was excused from attending the 2012 annual meeting by the Chairman because of an unavoidable conflict.
Director Nominating Process
Selection by Independent Directors.
The Board has not established a director nominating committee. Instead, our Board has determined that the independent directors, as a group, should fulfill this responsibility. The Board has adopted resolutions, as required by the NASDAQ Rules, providing for the nomination of directors by the independent directors of the Board, which the Board believes promotes flexibility and ensures that each of our independent directors has a meaningful role in the selection of our director nominees. Generally, director nominees are identified and screened by all independent directors. For any nominee to be placed on Cavco’s ballot for voting by Cavco’s stockholders at any meeting of stockholders of Cavco, such nominee must first be approved by a majority of the independent directors of Cavco, and by a majority of the entire Board. The Board may form a nominating committee in the future at such time as the Board determines that a committee structure is necessary or useful in the director nominating process.
Director Qualifications. The independent directors evaluate potential director nominees according to the following criteria:

•
decisions for nominating candidates are based on the business and corporate governance needs of Cavco and if the need for a director exists, then candidates are evaluated on the basis of merit, qualifications, performance and competency;

•
the independent directors consider the composition of the entire Board when evaluating individual directors, including the diversity of experience and background represented by the Board; the need for financial, business, academic, public or other expertise on the Board and its committees; and the desire for directors working cooperatively to represent the best interests of Cavco, its stockholders and employees, and not any particular constituency;

•	a majority of our Board must be comprised of “independent” directors in accordance with applicable NASDAQ Rules;

•
we seek directors with the highest personal and professional character and integrity who have outstanding records of accomplishment in diverse fields of endeavor, and who have obtained leadership positions in their chosen business or profession;

•	candidates must be willing and able to devote the necessary time to discharge their duties as a director, and should have the desire to represent and evaluate the interests of Cavco as a whole;

•	candidates must be free of conflicts of interest that would interfere with their ability to discharge their duties as a director or that would violate any applicable law or regulation; and

•	candidates must also meet any other criteria as determined by the independent directors, which may differ from time to time.
Diversity. Cavco does not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Board strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, and expertise to oversee Cavco's businesses.
Proposals by Stockholders. Our bylaws specify the manner in which stockholders may:

•	make nominations for the election of directors;

•	propose that a director be removed; or

•	propose any other business to be brought before a meeting of stockholders.
Under our bylaws, in order to bring a proposal before a meeting of stockholders, a stockholder must deliver timely notice of a proposal pertaining to a proper subject for presentation at the meeting to our corporate secretary along with, among other specified information, the following:

•	a description of the business or nomination to be brought before the meeting and the reasons for conducting such business at the meeting;

•	the stockholder’s name and address;

•	the number of shares beneficially owned by the stockholder;

•	the names and addresses of all persons with whom the stockholder is acting in concert and a description of all arrangements or understandings with such persons; and

•	the number of shares beneficially owned by each person with whom the stockholder is acting in concert.
To be timely, a stockholder must deliver notice:

•	in connection with an annual meeting of stockholders, not less than 90 nor more than 180 days prior to the date on which the immediately preceding year’s annual meeting of stockholders was held;

•	in connection with a special meeting of stockholders to elect directors, not less than 40 nor more than 60 days prior to the date of the special meeting; or

•	in connection with a special meeting of stockholders for purposes other than the election of directors, not less than 10 nor more than 60 days prior to the date of the special meeting.
In order to submit a nomination for our Board, a stockholder must also submit information with respect to the nominee that would be required to be included in a proxy statement, as well as other specified information. If a stockholder fails to follow the required procedures, the stockholder’s nominee or proposal will be ineligible for election or other action and will not be voted on by our stockholders.
Other Board Matters
Board Leadership Structure
The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of Cavco to make that determination based on the position and direction of Cavco and the membership of the Board. The Board has determined that having Cavco's Chief Executive Officer serve as Chairman is in the best interest of Cavco’s stockholders at this time. This structure makes the best use of the Chief Executive Officer's extensive knowledge of Cavco and its industry, as well as fostering greater communication between Cavco's management and the Board. Cavco does not have a lead independent director.
The Board’s Role in Risk Oversight
Management of risk is the responsibility of Cavco’s executive officers and senior management team. The Board has oversight responsibility and has designated the Audit Committee to oversee Cavco’s processes to manage business and financial risk and compliance with significant applicable legal, ethical, and regulatory requirements. The Audit Committee reports to the Board regarding the adequacy of Cavco's risk management processes. To assist the Audit Committee in overseeing risk management, Cavco’s Director of Internal Audit is directly accessible by the Audit Committee and reports to the Audit Committee upon request. Additionally, the Board encourages management to promote a corporate culture that incorporates risk management into Cavco's corporate strategy and day-to-day business operations. The Board regularly works, with the input of Cavco's executive officers, to assess and analyze the most likely areas of future risk for Cavco.
Communicating With Our Board
You can communicate with any member of our Board by sending the communication to Cavco Industries, Inc., 1001 N. Central Avenue, Suite 800, Phoenix, Arizona 85004, to the attention of the director or directors of your choice. We relay these communications addressed in this manner as appropriate. Communications addressed to the attention of “The Board of Directors” are forwarded to the chairperson of our Audit Committee for review and further handling.
Audit Committee
Our Audit Committee is composed of three directors, Messrs. Boor, Bunger, and Greenblatt, who satisfy the independence requirements set forth in (1) Section 10A(m) of the Exchange Act and the rules adopted by the SEC thereunder and (1) applicable NASDAQ Rules. The Audit Committee functions under a charter, which was initially adopted by our Board on September 22, 2003, and was most recently amended on September 27, 2012. The Audit Committee Charter is posted on our website at www.cavco.com.
The Board has determined that William C. Boor, the Chairperson of the Audit Committee, meets the definition of “Audit Committee financial expert,” as such term is defined under SEC rules. Mr. Boor’s qualifications are described in his biography on page 15.

The Audit Committee Charter provides that the Audit Committee shall perform the following key tasks:

•	select, appoint, evaluate, retain, terminate and replace Cavco’s independent auditors (subject, if the Audit Committee so determines, to stockholder ratification);

•
obtain and review, at least annually, a report by Cavco’s independent auditors describing the firm’s internal quality-control procedures, any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues;

•
receive the applicable written independence disclosures required by the Public Company Accounting Oversight Board, including those disclosures required by Ethics and Independence Rule 3526 (the “Independence Report”);

•
actively engage in a dialogue with the independent auditors with respect to any relationships or services disclosed in the Independence Report or otherwise known to the Audit Committee that may impact the objectivity or independence of the auditor, and recommend that the Board take appropriate action in response to such information to satisfy itself of the auditor’s independence;

•	review any report made by Cavco’s independent auditors pursuant to Section 10A(k) of the Exchange Act;

•	confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC;

•	review with the independent auditors any audit problems or difficulties and management’s response; and

•
preapprove all auditing services, audit engagement fees and terms and permitted non-audit services provided to Cavco by its independent auditors (subject to the de minimis exceptions for certain non-audit services set forth in Section 10A(i)(1)(B) of the Exchange Act), provided that the Audit Committee may delegate to one or more subcommittees the authority to grant approvals of audit and permitted non-audit services.

The Audit Committee also reviews Cavco’s corporate compliance program. The Audit Committee meets separately with the independent auditors, outside the presence of Cavco’s management or other employees, to discuss matters of concern, to receive recommendations or suggestions for change and to exchange relevant views and information.
AUDIT FEES
The Audit Committee has adopted policies and procedures pre-approving all audit and permissible non-audit services performed by Ernst & Young LLP. Under these policies, the Audit Committee pre-approves the use of audit and specific permissible audit-related and non-audit services up to certain dollar limits. Services that do not come under this authority must be pre-approved separately by the Audit Committee. In determining whether or not to pre-approve services, the Audit Committee determines whether the service is a permissible service under the SEC’s rules and, if permissible, the potential effect of such services on the independence of Ernst & Young LLP.

The aggregate fees billed for professional services by Ernst & Young LLP in the last two fiscal years are reported in the following table.

Type of Fees	Fiscal 2013	Fiscal 2012

Audit Fees	$1,135,510	$1,059,681
Audit-Related Fees	---	313,334
Tax Fees	342,150	114,000
All Other Fees	1,995	1,995
Total	$1,479,655	$1,489,010

As used in the foregoing table:

•
“Audit Fees” are the aggregate fees billed for each of the last two fiscal years for professional services rendered by the principal accountant for the audit of Consolidated Financial Statements included in Cavco’s Form 10-K, internal controls, and review of Consolidated Financial Statements included in Cavco’s Form 10‑Q quarterly reports or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements;

•
“Audit-Related Fees” are the aggregate fees billed for each of the last two fiscal years for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of the Consolidated Financial Statements, including accounting consultations, due diligence related to business combinations, internal control reviews, and attest services that are not required by statute or regulation;

•	“Tax Fees” are the aggregate fees billed for each of the last two fiscal years fees for professional services rendered by the principal accountant for tax compliance, tax advice and tax planning; and

•
“All Other Fees” includes the aggregate fees billed for each of the last two fiscal years for products and services provided by the principal accountant for permitted corporate finance assistance and permitted advisory services.

Report of the Audit Committee
In accordance with its written charter, the primary function of the Audit Committee is to assist the Board in fulfilling its responsibility for oversight of: (i) the quality and integrity of Cavco Industries Inc.’s (“Cavco”) accounting, auditing, and financial reporting practices and processes; (ii) the financial information to be provided to the stockholders of Cavco; (iii) the systems of disclosure controls and procedures and internal control over financial reporting established by management, the Committee and the Board; (iv) compliance with Cavco’s Code of Conduct; (v) the independent auditors’ qualifications and independence; (vi) the performance of Cavco’s independent auditors; and (vii) the internal audit process.
Management is responsible for Cavco’s financial reporting process, including the system of internal controls, and for the preparation of financial statements in accordance with accounting principles generally accepted in the United States of America. The independent accountants are responsible for auditing and rendering an opinion on Cavco’s consolidated financial statements, as well as auditing certain aspects of Cavco’s internal controls. The Audit Committee’s responsibility is to monitor these processes.
In discharging its duties, the Audit Committee has: (i) reviewed and discussed Cavco’s audited Consolidated Financial Statements as of and for the year ended March 30, 2013 with our management; (ii) discussed with the independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees; (iii) received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence; (iv) discussed with the independent registered public accounting firm such independent registered public accounting firm’s independence; and (v) discussed with management critical accounting policies and the processes and controls related to the President and Chief Executive Officer and the Chief Financial Officer financial reporting certifications required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany Cavco’s periodic filings with the SEC. Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the Consolidated Financial Statements referred to above be included in Cavco’s Annual Report on Form 10‑K for the year ended March 30, 2013.

Audit Committee of the Board of Directors
William C. Boor, Chairperson
Steven G. Bunger
David A. Greenblatt

PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
Ernst & Young LLP acted as Cavco’s independent registered public accounting firm to audit its books and records for fiscal year 2013, and the Audit Committee has appointed Ernst & Young LLP as Cavco’s independent registered public accounting firm for fiscal year 2014, subject to ratification by Cavco stockholders.
If the stockholders do not ratify the appointment, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP, but still may retain them. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of Cavco and our stockholders.
Representatives of Ernst & Young LLP are expected to be present at the annual meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from Cavco stockholders.
Recommendation of the Board
The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as Cavco’s independent registered public accounting firm for fiscal year 2014.

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
The purpose of this compensation discussion and analysis (“CD&A”) is to provide information about each material element of compensation that we pay or award to, or that is earned by, our named executive officers. For fiscal year 2013, our named executive officers were Joseph H. Stegmayer, our Chairman, President and Chief Executive Officer; Daniel L. Urness, our Vice President, Treasurer and Chief Financial Officer, Charles E. Lott, President of Fleetwood Homes; and Larry H. Keener, President of Palm Harbor Homes.
Overview
Our executive compensation program for our named executive officers is relatively uncomplicated, consisting of cash compensation comprised of base salary and either a cash bonus or non-equity incentive compensation, as well as awards of options to purchase shares of our common stock or grants of restricted stock. Generally, we do not offer perquisites to our named executive officers. We do not have a defined benefit pension plan or any other similar retirement plan; however, our named executive officers are permitted to participate in Cavco’s 401(k) plan and other health and welfare programs that are generally available to all other full-time employees.

Compensation Committee
Our Compensation Committee of our Board (“Compensation Committee”) reviews and approves, or recommends to the Board for approval, all salary and other remuneration for our executive officers and oversees matters relating to our employee compensation and benefit programs.

Stockholder Approval of our Compensation Decisions
At the 2012 Annual Meeting of Stockholders, Cavco’s stockholders approved the advisory (non-binding) vote on executive compensation with approximately 89% of the votes cast in favor of the proposal regarding the Company’s executive compensation program. The Compensation Committee considers this vote a validation of its approach to executive compensation and generally has continued its compensation processes and philosophy in making 2013 executive compensation decisions, with the exception of Mr. Stegmayer’s compensation whose compensation is set pursuant to his Amended and Restated Employment Agreement.

Objectives of Cavco’s Compensation Programs
Cavco’s executive compensation program is structured to achieve the following objectives:

•	to attract, retain and motivate highly qualified, energetic and talented executives necessary for Cavco to deliver consistently superior results;

•
to create an incentive to increase stockholder returns by establishing a direct and substantial link between individual compensation and certain financial measures that have a direct effect on stockholder values; and

•	to create substantial long-term compensation opportunities for individual executive officers based not only on long-term corporate performance but also on sustained long-term individual performance.

Role of Compensation Consultants

The Compensation Committee has authority to retain compensation consultants in determining or recommending executive or director compensation pursuant to its written charter (including the sole authority to approve such consultant’s fees and other retention terms). The Compensation Committee did not engage a compensation consultant during fiscal year 2013.

Benchmarking
Market pay levels are one of many elements used by Cavco to maintain competitive pay opportunities for our named executive officers. For fiscal year 2013, we considered our compensation peer group for benchmarking the named executive officer’s compensation to include the following former and current industry participants: Champion Enterprises, Inc.; Coachmen Industries, Inc.; Fleetwood Enterprises, Inc.; Palm Harbor Homes, Inc.; and Skyline Corporation. These peers were chosen because each was a publicly traded manufactured housing company at the time of Cavco’s spin-off from Centex Corporation in June 2003. Because manufactured housing peer group data is somewhat dated, we also considered the following Arizona-based companies with whom we may compete with for executives and which were selected because, during our last fiscal year, each was publicly traded and roughly similar in size to Cavco in terms of annual revenue: Amtech Systems, Inc.; iGo, Inc.; Inventure Foods, Inc.; Limelight Networks, Inc.; and Universal Technical Institute, Inc.

In connection with its compensation decisions for fiscal year 2013, peer group compensation information was used as guidance to ascertain whether our named executive officers’ base salaries and incentive compensation programs are generally aligned with those positions in the peer group. While the Compensation Committee does review peer group compensation information, it is not the sole factor it considers in setting executive compensation. The Compensation Committee also takes into account other factors, including the responsibilities of the executive’s position, an executive’s compensation history, experience, performance, tenure, and Cavco’s performance. The Compensation Committee did not set compensation programs to be a specified percentage above or below, or equal to, the comparable compensation for the peer group. Mr. Stegmayer’s compensation is set by his Amended and Restated Employment Agreement. In setting compensation for Messrs. Keener, Lott and Urness, the Compensation Committee considered the input of the Chief Executive Officer, the historical compensation paid to such executive officers (and in the cases of Messrs. Keener and Lott historical compensation paid both while employed by the Company and by their predecessor companies), and certain historical compensation paid to operating executives of peer companies.

Role of Management in Establishing and Awarding Compensation

The Compensation Committee annually reviews and approves the base salary levels and incentive opportunity levels for Cavco’s named executive officers. Our Chief Executive Officer, with the assistance of our Human Resources Department and General Counsel, regularly provides information and recommendations to the Compensation Committee on the performance of the Chief Financial Officer, appropriate levels and components of compensation, including equity grants, as well as such other information as the Compensation Committee may request.

Following the conclusion of a fiscal year, the Compensation Committee makes compensation awards for the named executive officers, including awards under short-term and long-term incentive compensation plans. To assist the Compensation Committee with its review, management provides the Compensation Committee with peer group performance results and compensation data and other information as requested by the Compensation Committee.

Components of Executive Compensation
In structuring the specific components of executive compensation, Cavco is guided by the following principles:

•	compensation programs should be performance based, market driven and stockholder aligned;

•
annual compensation should be set within reasonable ranges of the annual compensation for similar positions with similarly-sized and similar types of companies that engage in one or more of the principal businesses in which Cavco engages;

•	a compensation program must have elements that are not solely performance based in order to be competitive in attracting and retaining talented executives;

•	bonus payments should vary with the individual’s performance and Cavco’s financial performance;

•
a significant portion of compensation should be in the form of long-term, equity-linked incentive compensation that aligns the interests of executives with those of the stockholders and that creates rewards for long-term sustained company performance and the achievement of Cavco’s strategic objectives; and

•	compensation programs should not encourage executives to take unnecessary risks.
The Compensation Committee attempts to structure its compensation programs to the named executive officers as performance-based compensation that is tax deductible. However, the Compensation Committee may award compensation that is or could become non-deductible when such awards are in the best interest of Cavco, balancing tax efficiency with long-term strategic objectives.

Base Salary

The Compensation Committee is responsible for recommending to the Board the base salary levels for the named executive officers. In developing salary amounts, the Compensation Committee conducts a general review of salaries for similar positions in our peer group. In setting base salary levels, the Compensation Committee also considers an executive’s compensation history, experience, performance, tenure, and potential for significant contributions to Cavco’s profitability.

Mr. Stegmayer’s Amended and Restated Employment Agreement specifies base salary levels for fiscal years 2012 through 2015. Notwithstanding the foregoing, the Compensation Committee may review the base salary levels at any time and, in its sole discretion, may adjust Mr. Stegmayer’s then current base salary; provided, however, that the Compensation Committee may not decrease Mr. Stegmayer’s then current base salary without his prior written consent. If the term of the Amended and Restated Employment Agreement is extended, then the annual base salary of Mr. Stegmayer will be determined by the Compensation Committee in its reasonable business judgment provided that in no event may the Compensation Committee decrease the annual base salary of Mr. Stegmayer below that of any previous fiscal year during such renewal period. Mr. Stegmayer’s base salary for fiscal year ended March 30, 2013 was $450,000.

Mr. Urness, who does not have an employment agreement, was paid a base salary of $210,000 for fiscal year ended March 30, 2013. See the Summary Compensation Table on page 30.

Mr. Lott does not have an employment agreement and was paid a base salary of $220,000 for fiscal year ended March 30, 2013. See the Summary Compensation Table on page 30.

Mr. Keener does not have an employment agreement and was paid a base salary of $240,000 for fiscal year ended March 30, 2013. See the Summary Compensation Table on page 30.

Incentive Compensation

Incentive compensation for Mr. Stegmayer is based solely upon Cavco’s pre-tax income. Under the terms of Mr. Stegmayer’s amended and restated employment agreement, Mr. Stegmayer was paid non-equity incentive compensation in an amount equal to (i) 5% of the first $4 million of pre-tax income of the Company for the fiscal year, plus (ii) 6% of the next $16 million of pre-tax income of the Company for the fiscal year, plus (iii) 3% of pre-tax income of the Company for the fiscal year above $20 million, provided that the cash award on pre-tax income of any material assets or businesses acquired after June 30, 2011 shall be determined by the Compensation Committee in its sole judgment, in good faith, in consultation with Mr. Stegmayer. Based solely on this formula, for the fiscal year ended March 30, 2013, Mr. Stegmayer received non-equity incentive compensation in the amount of $958,887. See the Summary Compensation Table on page 30.

Under Mr. Urness’s plan he is eligible to receive incentive compensation based upon the Company’s pre-tax income for the fiscal year ending March 30, 2013. Under the terms of his plan, Mr. Urness is eligible to receive incentive compensation equal to (i) 1.0% of the first $10,000,000 in pre-tax income of the Company, and (ii) 1.5% of pre-tax income of the Company greater than $10,000,000. Based solely on this formula, for fiscal year ended March 30, 2013 Mr. Urness received non-equity incentive compensation in the amount of $199,722. See the Summary Compensation Table on page 30.

Under Mr. Lott’s incentive plan, he is eligible to receive quarterly incentive payments equal to 3.72% of the aggregate pre-tax income of the Company’s seven Fleetwood Homes plants. Based solely on this formula, for fiscal year ended March 30, 2013 Mr. Lott received non-equity incentive compensation in the amount of $283,992. See the Summary Compensation Table on page 30.
Under Mr. Keener’s incentive plan, he is eligible to receive incentive compensation based upon quarterly pre-tax income of Palm Harbor Homes’ retail subsidiary, Palm Harbor Villages. Under the terms of his plan, Mr. Keener is eligible to receive incentive compensation of: (i) ten percent (10%) of quarterly pre-tax income of Palm Harbor Villages of $0 to $500,000; (ii) nine percent (9%) of quarterly pre-tax income of Palm Harbor Villages of $500,001 to $750,000; (iii) eight percent (8%) of quarterly pre-tax income of Palm Harbor Villages of $750,001 to $1,000,000; (iv) seven percent (7%) of quarterly pre-tax income of Palm Village of $1,000,001 to $1,250,000; (v) six percent (6%) of quarterly pre-tax income of Palm Harbor Villages of $1,250,001 to $1,500,000 and (vi) five percent (5%) of quarterly pre-tax income of Palm Harbor Villages greater than $1,500,001. Based solely on this formula, for fiscal year ended March 30, 2013 Mr. Keener received non-equity incentive compensation in the amount of $31,756. See the Summary Compensation Table on page 30.
Long-Term Compensation
The existing stock incentive program of Cavco, which is subject to annual review and may be revised or superseded in the future, is designed to provide incentive to the participants under such program, which include the named executive officers, to focus on maximizing Cavco’s return to stockholders and to plan and prepare properly for Cavco’s future. Stock options or grants of restricted stock may be granted at the fair market value on the date of the grant under the Cavco Industries, Inc. 2005 Stock Incentive Plan, as amended.
Under the terms of Mr. Stegmayer’s Amended and Restated Employment Agreement, he is eligible for a supplemental long-term cash incentive consisting of (i) a special performance bonus, in the amount of up to $1 million, conditioned upon the attainment of the following 4-year compound annual growth rate (“CAGR”) performance targets, using the Company’s pre-tax earnings for the four fiscal quarters ended on December 31, 2010 as a base year (i.e., calendar year 2010) compared to the four fiscal quarters ending December 31, 2014 (i.e., calendar year 2014): below 30%, vesting is 0%; 30%, vesting is 50%; 40%, vesting is 80%; and 50% and greater, vesting is 100% (the Compensation Committee will compute the vesting percentage on a pro-rata basis); and (ii) a cash award of $3 million, conditioned upon Mr. Stegmayer’s employment by the Company on December 31, 2014, subject to pay-out over time.
On June 5, 2012, consistent with the terms of Mr. Stegmayer’s Amended and Restated Employment Agreement, Cavco granted to Mr. Stegmayer a non-qualified option to purchase 24,500 shares of common stock, which has a Black-Scholes value of 100% of Mr. Stegmayer’s base salary for fiscal year 2013, subject to minor rounding as provided in the Amended and Restated Employment Agreement. The grant to Mr. Stegmayer is subject to a four year pro-rata vesting schedule commencing on the first anniversary of the grant date. In determining the vesting of the awards made, the Compensation Committee followed the Company’s legal obligations set forth in Mr. Stegmayer’s Amended and Restated Employment Agreement.

On June 5, 2012, consistent with Cavco’s objective of creating incentives for its executive officers to increase stockholder returns by establishing a direct and substantial link to executive compensation, Cavco granted a non-qualified option to purchase 5,700 shares of common stock to Mr. Urness. The grant to Mr. Urness represents a Black-Scholes value of 50% of Mr. Urness’ base salary for fiscal year 2013. The grant to Mr. Urness is subject to a four year pro-rata vesting schedule commencing on the first anniversary of the grant date, which is consistent with the Company’s past practice and typical vesting schedule.
On July 11, 2012 Cavco granted a non-qualified option to purchase 5,000 shares of common stock to Mr. Keener as part of an incentive program for managers of Palm Harbor’s retail operations. A grant of stock options was not made to Mr. Lott in fiscal year 2013.

Perquisites and Other Compensation
Cavco does not offer perquisites, except for a very limited car allowance offered to one of its named executive officers that falls below the threshold for proxy statement disclosure. The named executive officers may participate in Cavco’s 401(k) plan and other health and welfare programs that are available to all other full-time employees.
Employment, Severance, and Change in Control Agreements
Mr. Stegmayer’s Amended and Restated Employment Agreement provides for: (a) a term ending March 30, 2015, and is automatically extended for successive one-year periods unless the Board or Mr. Stegmayer elects not to renew the term by notice to the other at least 90 days prior to the end of the then current term; (b) a base salary of $450,000 for fiscal year 2013 and $500,000 for fiscal years 2014 and 2015, subject to periodic review and adjustment by the Compensation Committee, but in no event can the base salary be reduced without Mr. Stegmayer’s consent; (c) non-equity incentive compensation in an amount equal to (i) 5% of the first $4 million of pre-tax income of the Company for the fiscal year, plus (ii) 6% of the next $16 million of pretax income of the Company for the fiscal year, plus (iii) 3% of pretax income of the Company for the fiscal year above $20 million, provided that the cash award on pretax earnings of any material assets or businesses acquired after June 30, 2011 shall be determined by the Compensation Committee in its sole judgment, in good faith, in consultation with Mr. Stegmayer; (d) supplemental long-term cash incentive consisting of (i) a special performance bonus, in the amount of up to $1 million, conditioned upon the attainment of the following 4-year CAGR performance targets, using the Company’s pre-tax earnings for the four fiscal quarters ended on December 31, 2010 as a base year (i.e., calendar year 2010) compared to the four fiscal quarters ending December 31, 2014 (i.e., calendar year 2014): below 30%, vesting is 0%; 30%, vesting is 50%; 40%, vesting is 80%; and 50% and greater, vesting is 100% (the Compensation Committee will compute the vesting percentage on a pro-rata basis); and (ii) a cash award of $3 million, conditioned upon Mr. Stegmayer’s employment by the Company on December 31, 2014, subject to the exceptions discussed below; and (e) an annual grant of options to acquire shares of the Common Stock of the Company, the value of which shall equal 100% of Mr. Stegmayer’s then base salary using the Black-Scholes option value model (vesting criteria and vesting timing shall be at the sole discretion of the Compensation Committee). The special performance bonus is to be paid as soon as practicable after the Company files its financial statements for the quarter ending December 31, 2014 with the SEC (but no later than February 28, 2015) upon confirmation by the Compensation Committee of achievement of the performance target(s). The cash award of $3 million is payable in $500,000 increments as follows: $500,000 (together with simple interest at 5% per annum on the unpaid balance) between January 1 and January 30 in each of the years 2015 through 2020.
Mr. Stegmayer’s Amended and Restated Employment Agreement includes provisions for certain payments to be made upon his termination or resignation. If Cavco terminates Mr. Stegmayer’s employment and such termination constitutes a Termination for Cause (as defined in the employment agreement), or if Mr. Stegmayer voluntarily resigns prior to the occurrence of a Change in Control (as defined in the employment agreement) of Cavco and such resignation does not constitute a Termination for Good Reason (as defined in the employment agreement), then Mr. Stegmayer is entitled to receive only his then current base salary on a pro rata basis to the date of such termination or resignation. If prior to the occurrence of a Change of Control, Mr. Stegmayer dies or becomes Disabled (as defined in the employment agreement), or if Cavco terminates his employment and such termination constitutes a Termination Without Cause or Mr. Stegmayer terminates his employment and such termination constitutes a Termination for Good Reason, then Mr. Stegmayer shall be entitled to the following: (a) continued payment of his then current base salary for each fiscal year under the remaining term of the employment agreement plus one year following the expiration of the term; (ii) a single lump sum cash payment in an amount equal to two times his Average Annual Bonus (as defined in the employment agreement) for the preceding two fiscal years; and (c) continued health insurance benefits for a period of 18 months. If within two years after the occurrence of a Change in Control of Cavco: (a) Cavco terminates Mr. Stegmayer’s employment and such termination constitutes a Termination Without Cause; or (b) Mr. Stegmayer voluntarily resigns his employment for any reason, then in each case Cavco must pay to Mr. Stegmayer a lump sum termination payment equal to two times the sum of his then current base salary and Average Bonus.
The Amended and Restated Employment Agreement also provides that Mr. Stegmayer will not disclose any confidential information of the Company during or after the term of the agreement.
During his employment with the Company and for a period of two years following his resignation or termination (and in no event for a period of less than four years from the effective date of the employment agreement), Mr. Stegmayer is precluded from engaging in any business or associating with any entity that is actively engaged in any competitive business with the Company or any of its affiliates, in any geographic area in which the Company conducts business or sells products.
In the event of a Termination Without Cause (as defined in the employment agreement) prior to December 31, 2014, Mr. Stegmayer may elect, immediately after such discharge by written notice which, to be effective, must be received by the Company on or before the tenth day after such discharge, to forego the long-term cash incentives described above, in which case the non-compete provisions described in the previous paragraph will be null and void.
The table below reflects the amount of compensation that would have been payable to Mr. Stegmayer in the event of termination of his employment, as provided in the Amended and Restated Employment Agreement. The amounts shown assume that termination was effective as of March 30, 2013, and are estimates of the amounts that would have been paid to Mr. Stegmayer upon his termination. The actual amounts that would be payable can be determined only at the time of termination. We have not included below any accrued but unpaid salary or payment of accrued and vested benefits and unused vacation time, as those amounts would be paid in the event of termination of employment for any reason. Equity awards that are not subject to acceleration and the value of health benefits, which is nominal, are not included below.

Executive Benefits and Payments Upon Termination	Termination for Cause or Voluntary Resignation prior to Change in Control	Termination without Cause prior to a Change in Control; or Resignation by Executive for good reason; or if Executive dies or becomes Disabled	Termination without Cause or Voluntary Resignation within two years after a Change in Control
Base Salary	$17,308	$1,517,308	$1,017,308
Bonus	---	$1,268,234	$1,268,234
CAGR Bonus	---	$1,000,000	$1,000,000
$3 Million Cash Bonus	---	$3,000,000	$3,000,000
Total:	$17,308	$6,785,542	$6,285,542

We do not have written or oral employment, severance or change in control agreements with Messrs. Urness, Lott and Keener.

Compensation Policies and Practices as they relate to Risk Management
The Compensation Committee believes that our compensation policies and practices do not encourage excessive and unnecessary risk-taking, and that the level of risk that the policies and practices do encourage is not reasonably likely to have a material adverse effect on the Company.

The Compensation Committee has reviewed Cavco’s compensation policies and practices for its employees as they relate to risk management and has determined that such policies and practices are not reasonably likely to have a material adverse effect on Cavco.

Compensation Committee

The Compensation Committee reviews and approves all salary and other remuneration for our executive officers and oversees matters relating to our employee compensation and benefit programs. The Compensation Committee is comprised of David A. Greenblatt, its Chairperson, William C. Boor, and Jack Hanna.

No member of the Compensation Committee is an employee of Cavco. The Compensation Committee operates pursuant to a written charter that sets forth its functions and responsibilities. The Compensation Committee Charter is posted on our website at www.cavco.com.

The Compensation Committee is charged with assisting the Board in:

•
assessing whether the various compensation programs of Cavco are designed to attract, motivate, and retain the senior management necessary for Cavco to deliver consistently superior results and are performance based, market driven, and stockholder aligned;

•
its oversight of specific incentive compensation plans adopted by Cavco, with the approval of the Compensation Committee, including stock plans and short term and long term incentive compensation plans for members of senior management of Cavco;

•	its approval, review and oversight of benefit plans of Cavco, and

•	its oversight of the performance and compensation of the Chief Executive Officer of Cavco and the other members of the senior management of Cavco.

Compensation Committee Report
The Compensation Committee of Cavco has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and included in the Proxy Statement for the 2013 Annual Meeting of Stockholders. Based on such review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee of the Board of Directors        David A. Greenblatt, Chairperson
William C. Boor
Jack Hanna

Compensation Committee Interlocks and Insider Participation

There were no interlocking relationships between Cavco and other entities that might affect the determination of the compensation of our executive officers.

SUMMARY COMPENSATION TABLE
The table below summarizes the total compensation paid or earned by Messrs. Stegmayer, Urness and Lott for fiscal years 2013, 2012 and 2011, respectively; and for Larry H. Keener for fiscal years 2013 and 2012, respectively.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Non-Equity Incentive	Option Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
Joseph H. Stegmayer, Chairman of the Board, President and Chief Executive Officer	2013	450,000	---	958,887	475,545	1,151	1,885,583
	2012	400,000	200,000	1,010,573	414,675	1,338	2,026,586
	2011	300,000	---	257,660	666,810	1,398	1,225,868
Daniel L. Urness, Vice President, Treasurer and Chief Financial Officer	2013	210,000	---	199,722	110,637	1,151	521,510
	2012	200,000	120,000	240,000	103,208	1,338	664,546
	2011	190,000	---	133,000	100,380	1,398	424,778
Charles E. Lott, President, Fleetwood Homes, Inc.	2013	220,000	---	283,992	---	1,222	505,214
	2012	204,000	---	188,914	147,440	1,342	541,296
	2011	204,000	---	70,124	---	1,029	275,153
Larry H. Keener, President, Palm Harbor Homes, Inc.	2013	240,000	---	31,756	106,750	1,342	379,848
	2012	233,076	45,000	48,552	---	959	327,587

(1)
Amounts in this column represent the aggregate grant date fair value computed in accordance with ASC 718. We describe the assumptions made in this valuation in Note 16 to the Consolidated Financial Statements in the 2013 Form 10-K.

(2)	Amounts in this column represent short-term disability, long-term disability, life insurance premiums, and 401(k) match paid by Cavco.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table sets forth certain information with respect to the options and stock granted during the fiscal year ended March 30, 2013 to named executive officers listed in the Summary Compensation Table.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards (3)
Joseph H. Stegmayer	June 5, 2012	24,500 (1)	$44.28	$475,545
Daniel L. Urness	June 5, 2012	5,000 (1)	$44.28	$110,637
Charles E. Lott	---	---	---	---
Larry H. Keener	July 11, 2012	5,000 (2)	$48.21	$106,750

(1)	These options vest twenty-five percent on the first anniversary of the grant date and twenty-five percent on each anniversary thereafter until fully vested.

(2)	These options vest on the third anniversary of the grant date, July 11, 2015.

(3)	Amounts in this column represent the aggregate grant date fair value computed in accordance with ASC 718.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table includes certain information with respect to the value of all unexercised options awards previously awarded to the executive officers named above at the fiscal year end, March 30, 2013.

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Joseph H. Stegmayer	32,000	48,000 (1)	25.33	6/30/16
	23,250	23,250 (2)	36.02	5/21/17
	5,625	16,875 (2)	45.00	6/30/18
	---	24,500 (2)	44.28	6/5/19
Daniel L. Urness	5,000	---	38.16	6/01/14
	8,000	2,000 (3)	32.00	7/10/15
	8,000	12,000 (1)	25.33	6/30/16
	3,500	3,500 (2)	36.02	5/21/17
	1,400	4,200 (2)	45.00	6/30/18
	---	5,700 (2)	44.28	6/5/19
Charles E. Lott	2,000	6,000 (2)	45.00	6/30/18
Larry H. Keener	---	5,000 (4)	48.21	7/11/19

(1)	Of the initial options granted, ten percent vest on the second anniversary of the grant date, and thirty percent vest on each anniversary thereafter until fully vested.

(2)	Of the initial options granted, twenty-five percent vest on the first anniversary of the grant date and twenty-five percent vest on each anniversary thereafter until fully vested.

(3)	Of the initial options granted, twenty percent vest on the first anniversary of the grant date and twenty percent on each anniversary thereafter until fully vested.

(4)	These options vest on the third anniversary of the grant date, July 11, 2015.

OPTION EXERCISES TABLE
The following table includes certain information with respect to the options exercised by the executive officers named above during the fiscal year ended March 30, 2013.

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Joseph H. Stegmayer	65,500	$1,074,200
Daniel L. Urness	---	---
Charles E. Lott	---	---
Larry H. Keener	---	---

(1)	The value realized for the option awards is the difference between the market price of the underlying security at exercise and the exercise or base price of the option.

PROPOSAL 3: ADVISORY VOTE ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables the Company’s stockholders to vote on an advisory (non-binding) basis regarding the compensation of the Company’s named executive officers (commonly referred to as “Say on Pay”). For a comprehensive description of our executive compensation program and compensation philosophy, please refer to the Company’s CD&A beginning on Page 23. Although the advisory vote is non-binding, the Compensation Committee and the Board will review the results of the vote and consider the outcome when making future decisions concerning our executive compensation program.

In deciding how to vote on this proposal, the Board points out the following factors, many of which are more fully discussed in the CD&A:

•	Our executive compensation programs are designed to depend significantly on the achievement of performance goals that the Committee believes drive long-term stockholder value;

•	Our pay practices are designed not to encourage management to take unacceptable risks;

•	Our Compensation Committee reviews peer group compensation to confirm that our programs are not outside the norm among peer group companies (See “Benchmarking” on Page 24; and

•	We believe the Company’s executive compensation programs are well suited to promote the Company’s objectives in both the short and long-term.

Recommendation of the Board

The Board of Directors believes that the compensation of our Named Executive Officers is appropriate and recommends a vote “FOR” the following advisory resolution:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables, notes and narrative set forth in this proxy statement.

PROPOSAL NO. 4: APPROVAL OF THE ISSUANCE OF THE SHARES

At the annual meeting and any adjournment or postponement thereof, our stockholders will be asked to consider and vote upon a proposal to approve the issuance of up to approximately 2,031,193 shares of our common stock in consideration for the Fleetwood Shares pursuant to the Stock Purchase Agreement.

Further information with respect to the issuance of the Shares, the Stock Purchase and the Sellers is contained elsewhere in this proxy statement, including the sections “The Stock Purchase” beginning on this page and “The Stock Purchase Agreement” beginning on page 37.

Pursuant to NASDAQ Rule 5635(a), the affirmative vote of a majority of the total votes cast at a meeting where a quorum is present is required to approve the issuance of the Shares. Abstentions will have the same effect as a vote “AGAINST” this proposal, and if you fail to vote, it will have no effect on the outcome of the proposal unless the shares are counted as present at the Annual Meeting. Broker non−votes will not affect the outcome of the vote on this proposal.

THE STOCK PURCHASE

The following is a description of the material aspects of the Stock Purchase, including the Stock Purchase Agreement. While we believe that the following description covers the material terms of the Stock Purchase, the description may not contain all of the information that is important to you. We encourage you to carefully read this entire proxy statement, including the Stock Purchase Agreement attached to this proxy statement at Annex A, for a more complete understanding of the Stock Purchase.

Background of the Stock Purchase

On March 10, 2009, Fleetwood Enterprises, Inc. and certain of its direct and indirect subsidiaries (collectively, the “Debtors”) filed voluntary petitions for reorganization relief under the provisions of chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Central District of California, Riverside Division. Seeking to participate in the sale of the Debtors’ manufactured housing assets, the Company and TAVF formed Fleetwood with an initial contribution of $35.0 million each for equal fifty-percent ownership interests. On July 21, 2009, Fleetwood entered into an asset purchase agreement with the Debtors and ultimately purchased certain assets and liabilities of its manufactured housing business.

Pursuant to the formation of Fleetwood, the Company and TAVF entered into a Shareholders’ Agreement which provides that after August 17, 2014, or at any time after Fleetwood has earned net income of at least $10.0 million in each of its two most recently completed consecutive fiscal years, excluding the gain on bargain purchase, TAVF has the right (the “Put Right”) to require Cavco to purchase all of TAVF’s shares of Fleetwood common stock for an amount based upon a calculation that was intended to approximate fair value (the “Calculation”). Likewise, Cavco has the right (“Call Right”) to require TAVF to sell all of its shares of Fleetwood common stock based on the same circumstances and the Calculation as described above for the Put Right.

Following the Fleetwood Acquisition, the Company and TAVF subsequently contributed an additional $36.0 million each in anticipation of the purchase of Palm Harbor, which was completed during the first quarter of fiscal year 2012. TAVF subsequently transferred a portion of its interest in Fleetwood to an affiliate along with the applicable rights and obligations. The transfer had no impact on Cavco’s ownership interest in Fleetwood.

The degree to which the fair value calculation would be affected by operational decisions relating to Palm Harbor have been uncertain. Given the time needed to properly assess these impacts and conform the Calculation to address the complexity which the Palm Harbor businesses added to Cavco’s consolidated financial statements, a further amendment to the Calculation was postponed until reasonable and appropriate updates could be determined. Following the purchase of Palm Harbor, the parties had discussions from time-to-time addressing the need to update and amend the calculation in order to preserve the intention of the parties with respect to the Calculation. As these discussions progressed, the parties determined the Calculation method to be too complex and discussed replacement of the Calculation with total stockholders’ equity of Fleetwood as a reasonable approximation of fair value. As of March 30, 2013, the conditions for exercise of the Put Right and Call Right were not met, and were not expected to be met until March 31, 2014 at the earliest and August 18, 2014 at the latest. The discussions surrounding the replacement of the Calculation led to the agreement to consummate the purchase approximately one year earlier than when the conditions for the Put Right or Call Right are met. The share transfer arrangements and other terms discussed between the parties were appealing to the Company for a variety of reasons, such as, among other things, (i) immediate accretion to earnings, (ii) accretion to book value, (iii) an increase in stockholders' equity of approximately $92.0 million; and (iv) the Company’s traditional conservative capital structure, accounting processes and administration will be solidified and simplified.

The following table outlines the accretion effects on fully diluted earnings per share of the transaction for the year ended March 30, 2013 using Cavco common stock as consideration per the Stock Purchase Agreement, on a pro forma basis, as if the transaction had occurred on April 1, 2012.

Cavco shares issued in the stock Purchase	2,031,193
Cavco fully diluted shares outstanding as of March 30, 2013	7,027,204
Pro forma fully diluted shares outstanding as of March 30, 2013	9,058,397

Fiscal year 2013 net income	$10,297,000

Pro forma fully diluted earnings per share	$1.14
Fully diluted earnings per share for the fiscal year ended March 30, 2013	0.71
Fully diluted earnings per share accretion	$0.43

Successful completion of the Stock Purchase will provide Cavco’s shareholders with 100% ownership of Fleetwood, which is consistent with the original intention of the Company and TAVF at the outset of their partnership in forming Fleetwood. Full ownership will maximize the Company’s ability to successfully leverage the combined capabilities of the various operating business lines. Cavco shareholders will also be entitled to 100% of earnings from all of the operations reported as net income in the Company’s consolidated financial statements. On a pro forma basis, had the transaction occurred on April 1, 2012, Cavco common stockholders, for the year ended March 30, 2013, would have been entitled to net income of $10.3 million compared to $5.0 million actually realized. The $5.3 million difference represents a 107% increase in the historical net income attributable to Cavco common stockholders.

Under the terms of the Stock Purchase Agreement, Cavco will issue the Shares, effectively increasing the number of shares outstanding by a factor of up to approximately 22.6% of the shares outstanding after issuance. This increase contrasts favorably with the Sellers’ current non-controlling interest proportion of approximately 34.2% of the Company’s total stockholders’ equity plus redeemable non-controlling interest as of March 30, 2013. An additional positive contrast by another measure, as of March 30, 2013, redeemable non-controlling interest represents approximately 48.6% of the Company’s total stockholders’ equity plus redeemable non-controlling interest less goodwill and other intangibles, net.

The increase in Cavco’s total stockholder’s equity balance will be equivalent to the balance of redeemable noncontrolling interest at the most recent quarter end date prior to closing. Using Cavco’s consolidated balance sheet as of March 30, 2013 as a reference, if the transaction were to have closed on March 30, 2013, the resulting balance of Cavco’s total stockholder’s equity would have increased by approximately $92.0 million to approximately $268.9 million, approximately 52.1% higher than the $176.9 million balance as reported on the Company’s Form 10-K filed with the SEC on June 11, 2013. This growth in Cavco’s total stockholders’ equity will have the effect of improving investor metrics that are based on total stockholders’ equity. Management believes that higher total stockholders’ equity balance and increases in corresponding financial metrics improves the Company’s opportunities to gain additional exposure to a greater number of institutional and other investors. Although it is subject to other market variables, the Company also believes the resulting increase in total stockholders’ equity may generate additional investor interest in the Company.

Growth has been an important part of the Company’s history since it became a stand-alone publicly traded entity in 2003. An additional benefit of the use of Cavco common stock to effect the proposed transaction is preservation of existing and future capital for further growth opportunities that may arise. Cavco’s 50% investment in Fleetwood Homes was originally made using cash. Cavco has garnered a reputation as an effective cash manager in growing its businesses. The intended preservation of approximately $47.8 million of cash and cash equivalents as of March 30, 2013, as reported on the Company’s Form 10-K filed with the SEC on June 11, 2013, allows flexibility for potential future opportunities and capital needs. If future opportunities do not result in the need for cash, depending on other factors including future profitability levels, other cash use alternatives will remain available including stock buyback opportunities and dividend payments.

Issuance of the Shares will not require the Company to incur debt. The Company currently carries no debt other than financings associated with past securitizations. The issuance of the shares as consideration preserves the Company’s borrowing capacity in the event that a suitable use of debt presents itself in the future.

The foregoing discussion summarizes the material information and factors considered by our Board in its consideration of the proposed transaction. Our Board collectively reached the unanimous decision to approve the Stock Purchase Agreement and the transactions related to the Stock Purchase in light of the factors described above and other factors that each member of our Board believed were appropriate. In view of the variety of factors and the quality and amount of information considered, our Board did not find it practicable to, and did not make specific assessments of, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. Individual members of our Board of Directors may have given different weight to different factors.

Our Reasons for the Stock Purchase

In the course of reaching its unanimous decision to approve the Stock Purchase Agreement and to recommend that our stockholders vote to approve the issuance of the Shares pursuant to the Stock Purchase Agreement, the Board consulted with our officers and legal counsel, and considered a number of factors in its deliberations that it believed weighed in favor of the transaction, including, but not limited to, the following:

•	historical information concerning Fleetwood’s business, financial performance and condition, technology, operations, management and competitive position;

•
the financial condition, results of operations, and businesses of the Company and Fleetwood before and after giving effect to the Stock Purchase, and the respective contributions of each entity to the combined company;

•	current financial market conditions and historical market prices, volatility and trading information with respect to our common stock;

•
that the Company and Sellers are parties to the Shareholders’ Agreement, that includes put and call rights relating to the Sellers’ 50% ownership interest in Fleetwood. The terms of the proposed transaction in the Stock Purchase Agreement represents an independently negotiated transaction as the conditions for the put or call right to become exercisable have not been met as of the date of this proxy statement.

•	the fact that the purchase would be accretive to earnings immediately;

•	the fact that the purchase would be accretive to book value at a rate higher than the percentage of Cavco stock required to acquire the assets;

•	a net increase in current earnings attributable to Cavco’s stockholders could be realized;

•	the Sellers agreement to the lock-up, standstill and voting rights provisions set forth in the Stock Purchase Agreement;

•	the opportunity to issue stock for the purchase as opposed to payment in cash in the event of a Call by the Company;

•	the fact that using stock for the purchase will increase stockholders' equity by approximately $92.0 million;

•	the Company is effectively making an equity offering without investment banking fees and no disruption in the public trading of the Company’s stock

The foregoing discussion of the items that our Board considered is not intended to be exhaustive, but includes items that it believes to be material. In view of the complexity and wide variety of factors, both positive and negative, that our Board considered, our Board did not find it practical to quantify, rank or otherwise weight the factors considered. In considering the various factors, individual members of our Board considered all of these factors as a whole and concluded that, on balance, the risks and countervailing factors relevant to the Stock Purchase were outweighed by the potential benefits that it expected the Company and the Company’s stockholders to achieve as a result of the Stock Purchase.

Recommendation of Our Board

For reasons including those described above under the heading “The Stock Purchase – Our Reasons for the Stock Purchase,” on June 14, 2013, our Board unanimously approved the Stock Purchase and the related transactions, including the issuance of the Shares, and recommends such matter to our stockholders, subject to the Board’s right to withdraw, modify or amend such recommendation. In particular, the Board of Directors unanimously:

•	determined that the terms of the Stock Purchase are advisable, fair to and in the best interests of our stockholders;

•	approved the Stock Purchase and related transactions, and authorized us to enter into the Stock Purchase Agreement; and

•	recommends that our stockholders approve the issuance of the Shares.

Stock Purchase Consideration

Pursuant to the Stock Purchase Agreement, the Company will issue up to approximately 2,031,193 shares of the Company’s common stock in consideration for the Fleetwood Stock, which represents up to approximately 22.6% of the Company’s common stock following the issuance. The Shares issuable to Seller will be determined by dividing the purchase price of $91,403,696 by the average of the volume weighted average prices (the “VWAP Price”) on each of the sixty (60) consecutive trading days ending on the last trading day immediately prior to the closing date; provided, however, that in no event shall the average of the VWAP Price of the Company’s common stock used to determine the amount of the Shares issued be less than $45.00 per share or greater than $55.00 per share. For the avoidance of doubt, where the Final VWAP Calculation is less than $45.00 per share, the Final VWAP Calculation shall be $45.00, and where the Final VWAP Calculation is greater than $55.00 per share, the Final VWAP Calculation shall be $55.00.

Effective Time of the Stock Purchase

The closing shall occur, and the Stock Purchase shall be effective, no later than August 31, 2013 after the satisfaction or waiver of all the conditions and the obligations of the Company and the Sellers to the transactions contemplated by the Stock Purchase Agreement, including approval of the issuance of the Shares by our stockholders. However, because the Stock Purchase is subject to a number of conditions, we cannot predict exactly when the closing will occur or if it will occur at all.

U.S. Federal Income Tax Consequences of the Stock Purchase

The Stock Purchase Agreement provides that the payment of the purchase price in Cavco common stock will not be structured as a tax-free exchange under the Internal Revenue Code of 1986, as amended.

Anticipated Accounting Treatment

We will account for the Stock Purchase as an equity transaction under GAAP. The results of operations of Fleetwood have already been consolidated with the Company’s financial statements and will continue to be consolidated after the closing of the Stock Purchase Agreement. The redeemable noncontrolling interest held by the Sellers will be eliminated and converted to equity.

Regulatory Approvals

Under the HSR Act the Stock Purchase may not be consummated until required information and materials have been furnished to the DOJ and the FTC, and certain waiting period requirements have expired or been terminated. At any time before the closing of the transaction, the DOJ, the FTC or others could take action under the antitrust laws with respect to the acquisition.

Appraisal Rights

Under applicable law, the Company’s stockholders do not have the right to an appraisal of the value of their shares in connection with the Stock Purchase.

Registration Rights

We have agreed to use our best efforts to prepare and file with the SEC a registration statement covering the resale of all of the Shares.

THE STOCK PURCHASE AGREEMENT

The following is a summary of the material terms of the Stock Purchase Agreement, which is attached at Annex A to this proxy statement and incorporated herein by reference. The Stock Purchase Agreement has been attached to this document to provide you with information regarding its terms. The Stock Purchase Agreement is not intended to provide any other factual information about us or Fleetwood. The following description does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement included at Annex A. You should refer to the full text of the Stock Purchase Agreement for details of the Stock Purchase and the terms and conditions of the Stock Purchase Agreement.

General

The Company has entered into the Stock Purchase Agreement with the Sellers pursuant to which we will acquire the Fleetwood Stock. The Company currently already owns 50% of the outstanding shares of Fleetwood so following the closing of the Stock Purchase the Company will own 100% of the outstanding shares of Fleetwood. Under the terms of the Stock Purchase Agreement, the closing must occur no later than August 31, 2013. However, because the Stock Purchase is subject to a number of conditions, we cannot predict exactly when the closing will occur or if it will occur at all.

Stock Purchase Consideration

Pursuant to the Stock Purchase Agreement, the Company will issue up to approximately 2,031,193 shares of the Company’s common stock in consideration for the Fleetwood Stock, which represents up to approximately 22.6% of the Company’s common stock following the issuance. The Shares issuable to Seller will be determined by dividing the purchase price of $91,403,696 by the average of the volume weighted average prices (the “VWAP Price”) on each of the sixty (60) consecutive trading days ending on the last trading day immediately prior to the closing date; provided, however, that in no event shall the average of the VWAP Price of the Company’s common stock used to determine the amount of the Shares issued be less than $45.00 per share or greater than $55.00 per share. For the avoidance of doubt, where the Final VWAP Calculation is less than $45.00 per share, the Final VWAP Calculation shall be $45.00, and where the Final VWAP Calculation is greater than $55.00 per share, the Final VWAP Calculation shall be $55.00.

Conditions to Closing of the Stock Purchase

Certain Purchaser and Seller conditions must be satisfied or waived before the Company and the Sellers become obligated to complete the Stock Purchase, including, but not limited to, those summarized below:

•approval by our stockholders of the issuance of the Shares at the annual meeting;

•
receipt of approval of the transactions under the HSR Act and to the fulfillment, prior to or concurrently with the closing, of the condition that no statute, rule, regulation, order, writ, injunction, judgment or decree shall have been enacted, promulgated, entered into or enforced by any federal of state court or other Governmental Authority which has the effect of making illegal, impeding or otherwise restraining or prohibiting the transactions contemplated hereby;

•accuracy of each party’s respective representations and warranties in the Stock Purchase Agreement; and

•compliance by each party with its covenants in the Stock Purchase Agreement.

Registration, Voting, Lock-Up and Standstill Provisions

Each Seller will be subject to certain restrictions on their ability to transfer their shares of our common stock, including, among other things, a one year prohibition on the transfer of the shares of our common stock issued to the Sellers in connection with the Stock Purchase, except for Permitted Transfers (defined in the Stock Purchase Agreement). Additionally, we have agreed to use our best efforts to prepare and file with the SEC a registration statement on Form S−3 covering the resale of all of the Shares. From and after the closing and continuing until the termination of the Standstill Period (defined below), the Sellers agreed that they will vote all Shares in accordance with the recommendations of the Board with respect to any action, proposal or other matter to be voted on by the stockholders of Cavco.

Additionally, the Sellers have agreed not to do any of the following without the prior written consent of the Company beginning on the closing of the Stock Purchase Agreement and ending on the first date on which the Sellers in the aggregate cease to beneficially own 5% or more of the outstanding common equity securities of the Company (the “Standstill Period”):

•	Acquire beneficial ownership of common equity securities of the Company or any other securities of the Company entitled to vote generally in the election of directors of the Company;

•
Deposit any securities of the Company in a voting trust or similar arrangement or subject any voting securities of the Company to any voting agreement, pooling arrangement or similar arrangement, or grant any proxy with respect to any voting securities of the Company;

•
Enter, agree to enter, propose or offer to enter into or facilitate any merger, business combination, tender offer, recapitalization, restructuring, change in control transaction or other similar extraordinary transaction involving the Company or any of its subsidiaries;

•
Make, or in any way participate or engage in, any “solicitation” of “proxies” to vote, or advise or knowingly influence any person with respect to the voting of, any voting securities of the Company or any of its subsidiaries;

•	Call, or seek to call, a meeting of the shareholders of the Company or initiate any shareholder proposal for action by the shareholders of the Company;

•	Form, join or in any way participate in a Group (within the meaning of Section 13(d)(3) of the Exchange Act), with respect to any voting securities of the Company;

•	Otherwise act, alone or in concert with others, to seek to control or influence the Board, or the management or policies of the Company;

•	Publicly disclose any intention, plan or arrangement prohibited by, or inconsistent with, the foregoing; or

•
Advise or knowingly assist or encourage or enter into any discussions, negotiations, agreements or arrangements with any other person or Group (within the meaning of Section 13(d)(3) of the Exchange Act) in connection with the foregoing.

Termination of the Stock Purchase Agreement Under Specified Circumstances

Under circumstances specified in the Stock Purchase Agreement, the Company may terminate the Stock Purchase Agreement and, as a result, the Stock Purchase would not be completed. These include, but are not limited to, the following circumstances:

•	if our stockholders do not approve the issuance of the Shares by August 31, 2013; or

•	by mutual written consent of the Company and the Sellers.

Expenses and Reimbursement

All external transaction costs and expenses invoiced to the parties in connection with the Stock Purchase Agreement shall be paid by the relevant party incurring such fees and expenses, whether or not the Stock Purchase is consummated.

Representations and Warranties

The Stock Purchase Agreement contains customary representations and warranties regarding Fleetwood relating to, among other things:

•	organization;

•	authority to enter into the transactions contemplated by the Stock Purchase Agreement;

•	consents and filings; and

•	title to the Shares.
The Stock Purchase Agreement contains certain customary representations and warranties of us relating to, among other things:

•	organization;

•	authority to enter into the transactions contemplated by the Stock Purchase Agreement; and

•	consents and filings.
This description of the representations and warranties is included to provide investors with information regarding the terms of the Stock Purchase Agreement. It is not intended to provide any other factual information about us or the Sellers. The assertions embodied in the representations and warranties are subject to qualifications and exceptions and are for the benefit of the parties to the Stock Purchase Agreement only. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

Fleetwood Business

Fleetwood and Palm Harbor build a wide variety of affordable modular homes, manufactured homes and park model recreational homes in twelve factories located throughout the United States, primarily distributed through a network of independent and company-owned retailers. Palm Harbor operates forty-seven company-owned retail stores located mainly in the south-central United States. Palm Harbor’s mortgage subsidiary is an approved Fannie Mae and Ginnie Mae seller/servicer and offers conforming mortgages to purchasers of factory-built and site-built homes. Palm Harbor’s insurance subsidiary provides property and casualty insurance to owners of manufactured homes.

Recommendation of the Board

The Board of Directors unanimously recommends a vote “FOR” the issuance of the Shares, and proxies solicited by the Board will be voted in favor of such approval unless a stockholder indicates otherwise on the proxy.
GENERAL

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Cavco directors and executive officers, and persons who beneficially own more than 10% of a registered class of Cavco’s equity securities, to file initial reports of ownership, reports of changes in ownership and annual reports of ownership with the SEC and NASDAQ. Such persons are required by SEC regulations to furnish Cavco with copies of all Section 16(a) reports that they file with the SEC.

Based solely on its review of the copies of such reports received by it with respect to fiscal year 2013 or written representations from certain reporting persons, Cavco believes that its directors, executive officers and persons who beneficially own more than 10% of a registered class of Cavco’s equity securities have complied with the filing requirements of Section 16(a) for fiscal year 2013 applicable to such persons.

Certain Relationships and Related Transactions

Transactions with Related Persons

We have entered into Change of Control Agreements with certain of our executive officers. See above under “Compensation Discussion and Analysis – Employment, Severance and Change of Control Arrangements.”

Review, Approval or Ratification of Transactions with Related Persons

Cavco has established policies and other procedures regarding approval of transactions between Cavco and any employee, officer, director, and certain of their family members and other related persons, including those required to be reported under Item 404 of Regulation S-K. These policies and procedures are generally not in writing, but are evidenced by long standing principles set forth in our code of conduct or adhered to by our Board. As set forth in the Audit Committee Charter, as and to the extent required under applicable federal securities laws and related rules and regulations, and/or the NASDAQ Rules, related party transactions are to be reviewed and approved, if appropriate, by the Audit Committee. Generally speaking, we enter into such transactions only on terms that we believe are at least as favorable to Cavco as those that we could obtain from an unrelated third party.

Code of Conduct

Cavco has adopted a code of conduct that applies to Cavco directors and all employees, including Cavco’s Chief Executive Officer, Chief Financial Officer and Controller. Cavco’s code of conduct is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in reports and documents that Cavco files with, or submits to, the SEC and in other public communications made by Cavco;

•	compliance with applicable governmental laws, rules and regulations;

•	the prompt internal reporting of violations of the code of conduct to an appropriate person or persons identified in the code of conduct; and

•	accountability for adherence to the code of conduct.

Cavco has posted the text of its code of conduct on its Internet website at www.cavco.com. Cavco’s code of conduct will remain accessible on its Internet website. However, if Cavco ever desires to remove its code of conduct from its Internet website, then, prior to such removal, Cavco will either file its code of conduct as an exhibit to its Annual Report on Form 10-K filed with the SEC or will undertake to provide a copy of the code of conduct to any person without charge.

Form 10-K

Stockholders entitled to vote at the annual meeting may obtain a copy of Cavco’s Annual Report on Form 10-K for the fiscal year ended March 30, 2013, including the Consolidated Financial Statements, required to be filed with the SEC, without charge, upon written or oral request to Cavco Industries, Inc., Attention: James P. Glew, Secretary, 1001 N. Central Avenue, Suite 800, Phoenix, Arizona, 85004, (800) 790-9111.

Stockholder Proposals

To be considered for inclusion in next year’s proxy statement, stockholder proposals, submitted in accordance with the SEC’s Rule 14a-8, must be received at Cavco’s principal executive offices, addressed to the attention of the Secretary, no later than the close of business on              2014.

For any proposal that is not submitted for inclusion in Cavco’s proxy material for the 2014 annual meeting of stockholders but is instead sought to be presented directly at that meeting, Rule 14a-4(c) under the Exchange Act permits Cavco’s management to exercise discretionary voting authority under proxies it solicits unless Cavco is notified about the proposal no earlier than          2014 and no later than         , 2014, and the stockholder submitting the proposal satisfies the other requirements of Rule 14a-4(c). Cavco’s bylaws further provide that, to be considered at the 2014 annual meeting, a stockholder proposal relating to the nomination of a person for election as a director must be submitted in writing and received by the Secretary at the principal executive offices of Cavco no earlier than         , 2014 and no later than             , 2014, and must contain the information required by Cavco’s bylaws. Any stockholder wishing to receive a copy of Cavco’s bylaws should direct a written request to the Secretary at Cavco’s principal executive offices.

Cavco Website

In this proxy statement, we state that certain information and documents are available on the Cavco website. These references are merely intended to suggest where additional information may be obtained by our stockholders, and the materials and other information presented on our website are not incorporated in and should not otherwise be considered part of this proxy statement.

Incorporation of Certain Documents By Reference

The SEC allows us to “incorporate by reference” the information in certain documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this proxy statement, and information that we subsequently file with the SEC prior to the Annual Meeting will automatically update and supersede this information. This proxy statement incorporates by reference the Annual Report of Cavco on Form 10−K for the fiscal year ended March 30, 2013, filed with the SEC on June 11, 2013 pursuant to the Exchange Act, which contains audited financial statements of Cavco for the fiscal year ended March 30, 2013, and which is being distributed to stockholders with this proxy statement and any future filings we make with the SEC prior to the Annual Meeting under Sections13(a), 13(c), 14 or 15(d) of the Exchange Act:

You may obtain a copy of these documents (other than exhibits to such documents), at no cost, upon written or oral request to Cavco Industries, Inc., Attention: James P. Glew, Secretary, 1001 N. Central Avenue, Suite 800, Phoenix, Arizona, 85004, (800) 790-9111.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information filed by us at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of these reports, proxy statements and other documents at the SEC’s website, the address of which is http://www.sec.gov.

By Order of the Board of Directors

JAMES P. GLEW
Secretary

ANNEX A

STOCK PURCHASE AGREEMENT
BY AND AMONG
THIRD AVENUE VALUE FUND
and
WHITMAN HIGH CONVICTION FUND
and
CAVCO INDUSTRIES, INC.
DATED AS OF JUNE 14, 2013

ANNEX A

TABLE OF CONTENTS
Page
ARTICLE I - PURCHASE AND SALE OF SHARES1
SECTION 1.1Purchase and Sale    1
SECTION 1.2 Purchase Price    2
SECTION 1.3Registration of the Issued Shares    2
ARTICLE II - THE CLOSING4
SECTION 2.1 Closing    4
SECTION 2.2 Closing Actions of the Sellers    4
SECTION 2.3 Closing Actions of the Purchaser    4
SECTION 2.4 Taxes    4
ARTICLE III - REPRESENTATIONS AND WARRANTIES OF SELLERS4
SECTION 3.1Organization    4
SECTION 3.2Authorization    5
SECTION 3.3Consents and Filings    5
SECTION 3.4Title to Shares    5
SECTION 3.5United States Persons    5
ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF PURCHASER5
SECTION 4.1Organization    5
SECTION 4.2Authorization; Enforcement    5
SECTION 4.3Governmental Consents and Filings    6
SECTION 4.4No Conflicts    6
SECTION 4.5SEC Documents    6
SECTION 4.6Financial Statements    6
SECTION 4.7No Material Adverse Change    7
SECTION 4.8Litigation    7
SECTION 4.9Compliance with Law    7
SECTION 4.10Books and Records; Internal Accounting Controls    7
SECTION 4.11Listing    7
ARTICLE V - CONDITIONS TO CLOSING8
SECTION 5.1Conditions to Obligations of the Purchaser    8

ANNEX A

SECTION 5.2Conditions to Obligations of the Sellers    8
ARTICLE VI - COVENANTS9
SECTION 6.1Registration and Listing    9
SECTION 6.2Shareholder Meeting    9
ARTICLE VII - INDEMNIFICATION9
SECTION 7.1Survival    9
SECTION 7.2Indemnification by Sellers    9
SECTION 7.3Indemnification by Purchaser    10
SECTION 7.4Termination of Indemnification    10
ARTICLE VIII - TAXES10
ARTICLE IX - TERMINATION11
SECTION 9.1Termination    11
SECTION 9.2Effect of Termination    11
ARTICLE X - VOTING, LOCK-UP AND STANDSTILL PROVISIONS11
SECTION 10.1Voting    11
SECTION 10.2Lock-Up    11
SECTION 10.3Standstill    12
SECTION 10.4Non−Disparagement    13
ARTICLE XI - RIGHT OF FIRST OFFER13
SECTION 11.1Right of First Offer    13
SECTION 11.2Exercise of Right of First Offer    14
ARTICLE XII - DEFINITIONS15
ARTICLE XIII - MISCELLANEOUS19
SECTION 13.1Fees and Expenses    19
SECTION 13.2Notices    19
SECTION 13.3Entire Agreement; Modification    20
SECTION 13.4Parties in Interest; Assignment    20
SECTION 13.5Governing Law    20
SECTION 13.6Jurisdiction    20
SECTION 13.7Severability    21

ANNEX A

SECTION 13.8Specific Performance; Waiver; Remedies Cumulative    21
SECTION 13.9Public Announcements    21
SECTION 13.10Further Assurances    21
SECTION 13.11Execution of Agreement    22
SECTION 13.12Construction.    22

Schedule 1.2
Schedule 4.5
Schedule 4.6
Exhibit A    Registration Statement Questionnaire

STOCK PURCHASE AGREEMENT
This STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of June 14, 2013 by and among Third Avenue Trust, a Delaware Trust, on behalf of Third Avenue Value Fund, (“TAVF”) the Whitman High Conviction Fund (“WHCF”, each individually a “Seller” and collectively, the “Sellers”) and Cavco Industries, Inc., a Delaware corporation (“Purchaser”). The parties to this Agreement are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS
WHEREAS, TAVF owns 982.65 shares of common stock of Fleetwood Homes, Inc., a Delaware corporation (“Fleetwood”), representing 48.44% of the total issued and outstanding shares of common stock of Fleetwood;

WHEREAS, WHCF owns 31.63 shares of common stock of Fleetwood, representing 1.56% of the total issued and outstanding shares of common stock of Fleetwood (together with the shares owned by TAVF, the “Shares”);

WHEREAS, Purchaser owns 1,014.28 shares of common stock of Fleetwood, representing 50% of the total issued outstanding shares of common stock of Fleetwood;

WHEREAS Sellers and Purchaser are parties to that Shareholder’s Agreement dated as of August 17, 2009 and any amendments thereto (the “Shareholders’ Agreement”);

WHEREAS, Sellers intend to sell to Purchaser and Purchaser intends to purchase from Sellers the Shares; and

WHEREAS, capitalized terms used herein without definition have the respective meanings assigned to them in Article XII.

NOW, THEREFORE, in consideration of the premises, the terms and provisions set forth herein, the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I - PURCHASE AND SALE OF SHARES

SECTION 1.1    Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, Sellers shall sell, transfer, assign and deliver to Purchaser, and the Purchaser shall acquire and accept from Sellers, the Shares, constituting the Sellers’ entire interest in Fleetwood stock.

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SECTION 1.2        Purchase Price. The purchase price for the Shares shall be the aggregate sum of Ninety-One Million Four Hundred Three Thousand Six Hundred Ninety-Six Dollars ($91,403,696) (subject to adjustment below, the “Purchase Price”) which Purchase Price shall be paid to Sellers in accordance with Schedule 1.02 (the “Closing Payment Schedule”) in such aggregate number of shares (the “Issued Shares”) of newly issued common stock of the Purchaser, issuable to Sellers in accordance with the Closing Payment Schedule in a number equal to the Purchase Price divided by the average of the volume weighted average prices on the Principal Market (as defined below) as reported by Bloomberg, L.P. on each of the sixty (60) consecutive trading days ending on the last trading day immediately prior to the Closing Date (the “Final VWAP Calculation”); provided, however, that in no event shall the average of the volume weighted average trading prices of the Common Stock of the Purchaser used to determine the amount of Issued Shares (the “VWAP Price”) be less than $45.00 per share or greater than $55.00 per share. For the avoidance of doubt, where the Final VWAP Calculation is less than $45.00 per share, the Final VWAP Calculation shall be $45.00, and where the Final VWAP Calculation is greater than $55.00 per share, the Final VWAP Calculation shall be $55.00. The Issued Shares shall be delivered to Sellers through certificates, or in book form, at Sellers’ election within ten (10) days of the Closing Date.

SECTION 1.3    Registration of the Issued Shares.

(a)    The Purchaser shall use its best efforts to prepare and file with the SEC a Registration Statement on Form S-3 (unless the Purchaser is not then eligible to register for resale the Issued Shares on Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act and the Exchange Act) relating to the resale of the Issued Shares by the Sellers on a continuous basis no later than 60 days after the filing of the Purchaser’s Annual Report on Form 10-K for the fiscal year ended March 29, 2014 (the “Filing Deadline”).

(b)    Each Seller shall furnish to the Purchaser such information set forth on the Registration Statement Questionnaire attached hereto as Exhibit A that relates to the Registration Statement, or as otherwise reasonably required by the Purchaser or the managing underwriters, if any, to effect the registration of such Seller's Issued Shares, and if not so furnished to the Purchaser, the Purchaser shall have the right to rely on the most recent information available to the Purchaser regarding the Seller and the Issued Shares.

(c)    The Purchaser shall use its best efforts to cause the Registration Statement filed pursuant to Section 1.3(a) to become effective as soon as reasonably practicable after such filing, but in no event later than 60 days thereafter, and promptly after such Registration has been declared effective, file a final prospectus to be used for sales of the Issued Shares in connection with such Registration Statement in accordance with Rule 424 under the Securities Act (the “Prospectus”).

(d)    The Purchaser shall use its best efforts to keep each Registration Statement effective pursuant to Rule 415 under the Securities Act at all times until the date on which the Sellers shall have sold all of the Issued Shares (the “Registration Period”), including, without limitation, by

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filing any necessary amendments or supplements to the Registration Statement. The Purchaser shall ensure that any Registration Statement filed pursuant to this Agreement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading.

(e)    The Purchaser shall permit the Sellers and/or their legal counsel to review and comment upon any Registration Statement, Prospectus or amendment or supplement thereto at least five (5) Business Days prior to its filing with the SEC and not file any Registration Statement or amendment or supplement thereto in a form to which the Sellers reasonably objects.

(f)    The Purchaser shall notify the Sellers in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the Registration Statement or the Prospectus includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and promptly prepare a supplement or amendment to such Registration Statement or Prospectus to correct such untrue statement or omission. In addition, if any stop order or suspension of the Registration Statement or Prospectus is issued, the Purchaser shall immediately notify the Sellers and take all reasonable action to obtain the withdrawal of such order or suspension at the earliest practicable moment.

(g)    The Purchaser shall use its best efforts to cause the Issued Shares covered by the Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Purchaser are then listed.

(h)    The Purchaser shall not identify any Seller as an underwriter without its prior written consent in any public disclosure or filing with the SEC or the Principal Market.

(i)    The Purchaser shall enter into such customary agreements for underwritten secondary offerings and take all such other reasonable actions and deliver or cause to be delivered such other document and instruments requested by the Sellers or the lead underwriter in any secondary underwritten offering in order to expedite or facilitate the disposition of the Cavco Shares.

ARTICLE II - THE CLOSING

SECTION 2.1        Closing. The closing of the purchase and sale of the Shares (the “Closing”) shall occur at the Purchaser’s offices, 1001 N. Central Avenue, Suite 800, Phoenix, Arizona 85004, or such other place as the parties may mutually agree as soon as practicable after fulfillment of the conditions set forth in Article V. The date on which closing occurs is herein called the “Closing Date”.

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SECTION 2.2        Closing Actions of the Sellers. At the Closing, the Sellers shall deliver or cause to be delivered to the Purchaser:

(a)    stock certificates evidencing the Shares duly endorsed in blank, or accompanied by stock powers duly executed in blank;

(b)    a true and complete copy, certified by the Secretary of each of the Sellers, of the resolutions duly and validly adopted by the Board of Directors of each of the Sellers evidencing their authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and

(c)    a certificate of the Sellers certifying as to the matters set forth in

SECTION 2.3        Closing Actions of the Purchaser. At the Closing, the Purchaser shall deliver or cause to be delivered to the Sellers:

(a)    stock certificates evidencing the Issued Shares or instructions to issue the Issued Shares to Sellers;

(b)    a true and complete copy, certified by the Secretary of the Purchaser, of the resolutions duly and validly adopted by the Board of Directors of the Purchaser evidencing its authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and

(c)    a certificate of a duly authorized officer of the Purchaser certifying as to the matters set forth in

SECTION 2.4        Taxes. Notwithstanding any other provision in this Agreement, the Purchaser shall have the right to withhold any and all taxes from any payments to be made hereunder if such withholding is required by United States federal or state law and to collect Forms W-8 or W-9, as applicable, from the Sellers.

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF SELLERS

Each Seller hereby represents and warrants to Purchaser as follows:

SECTION 3.1    Organization. The Seller is duly organized, validly existing and in good standing under the laws of Delaware.

SECTION 3.2    Authorization. The Seller has the power and authority to execute and deliver this Agreement and the other agreements, documents and instruments of the Seller contemplated hereby and to perform its obligations hereunder and thereunder. The execution, delivery and performance by the Seller of this Agreement and consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite action on the part of the Seller. This

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Agreement has been duly executed and delivered by the Seller and constitutes a valid and binding obligation of the Seller in accordance with its terms.

SECTION 3.3        Consents and Filings. There is no requirement applicable to the Seller to obtain any consent, approval or authorization of, or to make or effect any declaration, filing or registration on the part of the Seller for or in connection with the valid execution and delivery by Seller of this Agreement, the due performance by it of its obligations hereunder or the lawful consummation by it of the transactions contemplated hereby, except with respect to any filings required under HSR Act.

SECTION 3.4    Title to Shares. The Seller has good and valid title to the Shares, free and clear of all Liens, encumbrances, equities, claims, security interests and restrictions of any kind. The execution of this Agreement and any other documents of transfer to be executed and delivered by the Seller to Purchaser are sufficient to convey to Purchaser good and valid title to the Shares, free and clear of all Liens, encumbrances, equities, claims, security interests or restrictions of any kind. The Seller has not granted any option or right, and is not a party to or bound by any agreement that requires or, upon the passage of time, the payment of money or occurrence of any other event, would require the Seller to transfer any of the Shares to anyone other than the Purchaser.

SECTION 3.5    United States Persons. Neither Seller is a foreign person within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended.

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF PURCHASER

Except as otherwise disclosed and readily apparent in Purchaser’s Annual Report on Form 10 K for the year ended March 30, 2013 (the “Form 10-K”) or any Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by Purchaser with the SEC subsequent to the filing of the Form 10-K and prior to the date of this Agreement (in each case, including any supplements or amendments thereto) (the “Reports”), Purchaser hereby represents and warrants to the Sellers as follows:

SECTION 4.1    Organization. Purchaser is duly organized, validly existing and in good standing under the laws of Delaware.

SECTION 4.2    Authorization; Enforcement. The execution and performance by Purchaser of this Agreement and consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes a valid and binding obligation of Purchaser in accordance with its terms. When executed and delivered by Purchaser, this Agreement shall constitute a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

SECTION 4.3    Governmental Consents and Filings. There is no requirement applicable to Sellers to obtain any consent, approval or authorization of, or to make or effect any

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declaration, filing or registration with, any Governmental Authority for the valid execution and delivery by Sellers of this Agreement, the due performance by it of its obligations hereunder or the lawful consummation by it of the transactions contemplated hereby, except (i) with respect to any filings required under the HSR Act; and (ii) approval of the issuance of the Issued Shares by Purchaser’s stockholders pursuant to NASDAQ Marketplace Rule 5635(a).

SECTION 4.4    No Conflicts. The execution, delivery and performance of this Agreement by Purchaser, the performance by Purchaser of its obligations hereunder, and the consummation by Purchaser of the transactions contemplated hereby, do not and will not (i) violate or conflict with any provision of Purchaser's Certificate of Incorporation or Bylaws, each as amended to date (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, indenture, note, debenture, instrument or obligation to which Purchaser or any of its Subsidiaries is a party or by which Purchaser or any of its Subsidiaries’ respective properties or assets are bound, or (iii) result in a violation of any Laws or Orders applicable to Purchaser or any of its Subsidiaries or by which any property or asset of Purchaser or any of its Subsidiaries are bound or affected.

SECTION 4.5    SEC Documents. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and Purchaser, except as set forth in Schedule 4.5, has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the “SEC Documents”). Except as set forth on Schedule 4.5, at the times of their respective filings, the Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder. The Reports did not, and do not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

SECTION 4.6    Financial Statements. Except as set forth on Schedule 4.6, as of their respective dates, the financial statements of Purchaser included in the SEC Documents complied as to form in all material respects with Regulation S-X and all other published rules and regulations of the SEC. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of Purchaser and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

SECTION 4.7    No Material Adverse Change. Since March 30, 2013, (i) neither Purchaser nor any of its Subsidiaries has experienced or suffered any event or series of events that, individually or in the aggregate, has had or reasonably would be expected to have a Material Adverse Effect; and (ii) no event or circumstance has occurred or exists with respect to Purchaser or its Subsidiaries or their respective businesses, properties, prospects, operations or financial condition,

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that, under applicable law, rule or regulation, requires public disclosure or announcement by Purchaser but which has not been so publicly announced or disclosed.

SECTION 4.8    Litigation. There is no Proceeding pending or, to the knowledge of Purchaser, threatened against Purchaser or any Subsidiary that questions the validity of this Agreement or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. No Proceeding described in the Reports would, individually or in the aggregate, reasonably be expected, if adversely determined, to have a Material Adverse Effect.

SECTION 4.9    Compliance with Law. Purchaser and its Subsidiaries have been and are presently conducting their respective businesses in accordance with all applicable Laws and Orders in all material respects.

SECTION 4.10    Books and Records; Internal Accounting Controls. Purchaser maintains a process of “internal controls over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act). Purchaser maintains a system of “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act).

SECTION 4.11    Listing. The Common Stock is listed on the NASDAQ Global Select Market (the “Principal Market”). Purchaser is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the Principal Market. Purchaser has not, in the preceding twelve (12) months, received notice from the Principal Market to the effect that Purchaser is not in compliance with the listing or maintenance requirements of the Principal Market. Purchaser is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

ARTICLE V - CONDITIONS TO CLOSING

SECTION 5.1    Conditions to Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver, at or prior to the Closing, of each of the following conditions:

(a)    Representations, Warranties and Covenants. (i) The representations and warranties of the Sellers contained in this Agreement (A) that are not qualified as to “materiality” shall be true and correct in all material respects as of the Closing and (B) that are qualified as to “materiality” shall be true and correct as of the Closing, other than such representations and warranties that are made as of another date, in which case such representations and warranties shall be true and correct in all material respects or true and correct, as the case may be, as of such other date, and (ii) the covenants and agreements contained in this Agreement to be complied with by the Sellers at or before the Closing shall have been complied with in all material respects; and

(b)    Approvals. (i) The parties shall receive approval of the transactions under the HSR Act and to the fulfillment, prior to or concurrently with the Closing, of the condition that no statute, rule, regulation, order, writ, injunction, judgment or decree shall have been enacted,

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promulgated, entered into or enforced by any federal or state court or other Governmental Authority which has the effect of making illegal, impeding or otherwise restraining or prohibiting the transactions contemplated hereby and (ii) the Purchaser shall receive approval of the issuance of the Issued Shares in payment of the purchase price by Purchaser’s stockholders pursuant to NASDAQ Marketplace Rule 5635(a).

SECTION 5.2    Conditions to Obligations of the Sellers. The obligations of the Sellers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or written waiver, at or prior to the Closing, of each of the following conditions:

(a)    Representations, Warranties and Covenants. (i) the representations and warranties of the Purchaser contained in this Agreement (A) that are not qualified as to “materiality” shall be true and correct in all material respects as of the Closing and (B) that are qualified as to “materiality” shall be true and correct as of the Closing, except to the extent such representations and warranties are made as of another date, in which case such representations and warranties shall be true and correct in all material respects or true and correct, as the case may be, as of such other date, and (ii) the covenants and agreements contained in this Agreement to be complied with by the Purchaser on or before the Closing shall have been complied with in all material respects;

(b)    Approvals. The Purchaser shall receive (i) approval of the transactions under the HSR Act and to the fulfillment, prior to or concurrently with the Closing, of the condition that no statute, rule, regulation, order, writ, injunction, judgment or decree shall have been enacted, promulgated, entered into or enforced by any federal or state court or other Governmental Authority which has the effect of making illegal, impeding or otherwise restraining or prohibiting the transactions contemplated hereby and (ii) approval of the issuance of the Issued Shares in payment of the purchase price by Purchaser’s stockholders pursuant to NASDAQ Marketplace Rule 5635(a).

(c)    No Material Adverse Effect. (i) neither Purchaser nor any of its Subsidiaries has experienced or suffered any event or series of events that, individually or in the aggregate, has had or reasonably would be expected to have a Material Adverse Effect; and (ii) no event or circumstance has occurred or exists with respect to Purchaser or its Subsidiaries or their respective businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement by Purchaser but which has not been so publicly announced or disclosed.

ARTICLE VI - COVENANTS

SECTION 6.1    Registration and Listing. During the Standstill Period the Purchaser shall: (i) cause its Common Stock to continue to be registered under Sections 12(b) of the Exchange Act, (ii) comply in all material respects with its reporting and filing obligations under the Exchange Act; (iii) not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act even if the rules and regulations thereunder would permit such termination; (iv) use its best efforts to continue the listing or trading of its Common Stock on the Principal Market.

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SECTION 6.2    Shareholder Meeting. The Purchaser agrees to file with the SEC a preliminary proxy statement within ten (10) days from the date hereof, and to hold within sixty (60) days from the date hereof Purchaser’s 2013 Annual Meeting of Stockholders at which Purchaser’s Stockholders will be requested to approve the issuance in full of all Issued Shares in accordance with the rules and regulations of the Principal Market (the “Proposal”). The Purchaser’s Board of Directors shall recommend that the Purchaser’s stockholders vote in favor of the Proposal, and to the extent requested by the Sellers, will engage a proxy solicitor at Sellers’ sole expense, to assist in the solicitation of proxies.

ARTICLE VII - INDEMNIFICATION

SECTION 7.1    Survival. All representations, warranties, covenants and agreements contained herein and all related rights to indemnification shall survive the Closing.

SECTION 7.2    Indemnification by Sellers. Sellers shall indemnify and hold harmless the Purchaser and its Representatives for, from and against any and all demands, claims, actions, causes of action, proceedings, assessments, losses, damages, liabilities, settlements, judgments, fines, penalties, interest, costs and expenses (including attorneys’ fees) which are asserted against, imposed upon or incurred by any Person as a result of or in connection with the breach or alleged breach by any Seller of any of the Sellers’ representations, warranties, covenants, agreements or obligations contained in this Agreement. For the avoidance of doubt, neither Purchaser nor its Representatives shall be entitled to recover from the Sellers any amount in respect of any consequential, indirect or special damages. Without limiting the foregoing, Seller’s liability under this Section 7.2 shall in no event exceed the Purchase Price actually received by Sellers from Purchaser. Sellers’ liability under this Section 7.2 is intended to be, and shall be, the exclusive monetary remedies of Purchaser after the Closing with respect to any aspect of the transactions contemplated by this Agreement absent a final judicial determination of Seller’s fraud by a court of competent jurisdiction. Purchaser hereby releases, waives and discharges, and covenants not to sue or otherwise assert any rights, remedies or recourse with respect to, any cause of action or claim for damages not expressly provided for in this Agreement to the maximum extent permitted by applicable law.

SECTION 7.3    Indemnification by Purchaser. Purchaser shall indemnify and hold harmless the Sellers and each of their Representatives for, from and against any and all demands, claims, actions, causes of action, proceedings, assessments, losses damages, liabilities, settlements, judgments, fines, penalties, interest, costs and expenses (including attorneys’ fees) which are asserted against, imposed upon or incurred by any Person as a result of or in connection with (i) the breach or alleged breach by Purchaser of any of the Purchaser’s representations, warranties, covenants, agreements or obligations contained in this Agreement or (ii) any untrue statement or alleged untrue statement of a material fact in a Registration Statement, Prospectus or any amendment or supplement thereto or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

SECTION 7.4    Termination of Indemnification. The obligations to indemnify and hold harmless a party hereto pursuant to (i) Sections 7.2 and 7.3(i) shall terminate upon the termination

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of the Standstill Period and (ii) the other clauses of Section 7.3 shall not terminate; provided, however, that as to clause (i) of this sentence such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the person to be indemnified or the related party thereto shall have, before the expiration of the applicable period, previously made a claim by delivering notice of such claim (stating in reasonable detail the basis of such claim) to the indemnifying party.

ARTICLE VIII - TAXES

The parties agree that the payment of the Purchase Price in Issued Shares will not be structured as a tax-free exchange under the Internal Revenue Code of 1986, as amended. Each party hereto acknowledges and agrees that it has had the opportunity to consult with its independent tax advisor to determine the tax consequences of the transaction contemplated under this Agreement and that it is aware of the tax consequences of entering into the transaction.

ARTICLE IX - TERMINATION

SECTION 9.1    Termination. At any time prior to Closing, this Agreement may be terminated:

(a)    by mutual written consent of the parties hereto;

(b)    by any of the parties if a federal or state or other Governmental Authority shall have issued an order, writ, injunction, judgment or decree which shall have the effect of making illegal, impeding or otherwise restraining or prohibiting the transaction contemplated by this Agreement and such order, writ, injunction, judgment or decree shall have been become final and nonappealable;

(c)    by any of the parties in the event Purchaser does not obtain stockholder approval of the Proposal, in accordance with Section 1.2(b); and

(d)    by any of the parties if any of the conditions in Article V has not been satisfied or waived as of August 31, 2013 or if satisfaction of such a condition is or becomes impossible; provided, however, that the right to terminate this Agreement under this Section 9.1(d) shall not be available to any party whose material breach of a representation, warranty or covenant in this Agreement has been a principal cause of the failure of any of the conditions set forth in Article V to be satisfied by such date or of the failure of any of the conditions set forth in Article V to be capable of being satisfied.

SECTION 9.2    Effect of Termination. In the event of the termination of this Agreement in accordance with Section 9.1(a) or Section 9.1(b), this Agreement shall forthwith become void and of no further force or effect, and there shall be no liability hereunder on the part of any party or its Affiliates, directors, officers, shareholders, agents or other representatives; provided, however, that (i) this Section 9.2, and Sections 13.1, 13.2, 13.5, 13.6, and 13.8 shall survive any termination of this Agreement and (ii) nothing contained herein shall relieve any party from liability for any breach occurring prior to the date of the termination of this Agreement.

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ARTICLE X - VOTING, LOCK-UP AND STANDSTILL PROVISIONS

SECTION 10.1    Voting. From and after the Closing and continuing until the termination of the Standstill Period, the Sellers shall vote (including, through the execution of one or more written consents, if applicable) all Issued Shares with respect to which the Sellers have the power to vote in accordance with the recommendations of the board of directors of the Purchaser with respect to any action, proposal or other matter to be voted on by the stockholders of the Purchaser.

SECTION 10.2    Lock-Up. Other than in the case of a Permitted Transfer, the Sellers shall not Transfer any of the Issued Shares for the period beginning on the Closing Date and ending one year from the anniversary of the Closing Date (such period, the “Lock−Up Period”). Any Transfer or attempted Transfer of any of the Issued Shares in violation of this Section 10.2 shall, to the fullest extent permitted by law, be null and void ab initio, and the Purchaser shall not, and shall instruct its transfer agent and other third parties not to, record or recognize any such purported Transfer on the share register of the Purchaser.

SECTION 10.3    Standstill. During the Standstill Period, the Sellers shall not, directly or indirectly, without the prior written consent of the Purchaser:

(a)    Acquire, agree to acquire or make any public proposal to acquire, directly or indirectly, Beneficial Ownership of common equity securities of the Purchaser or any other securities of the Purchaser entitled to vote generally in the election of directors of the Purchaser (collectively, “Voting Securities”), or securities of the Purchaser that are convertible, exchangeable or exercisable into Voting Securities (other than (i) the acquisition of common stock of the Purchaser or other Voting Securities as a result of any stock splits, stock dividends or other distributions or recapitalizations, reclassifications, reorganizations or similar transactions or offerings made available by the Purchaser to holders of Voting Securities, including rights offerings, and (ii) from an Affiliate of any Seller in a Permitted Transfer);

(b)    Deposit any Voting Securities in a voting trust or similar arrangement or subject any Voting Securities to any voting agreement, pooling arrangement or similar arrangement (other than with another Seller or any direct or indirect subsidiary of the Sellers), or grant any proxy with respect to any Voting Securities (other than (x) to the Purchaser or a person specified by the Purchaser, in a proxy card provided to shareholders of the Purchaser by or on behalf of the Purchaser or (y) to any direct or indirect subsidiary of the Sellers);

(c)    Enter, agree to enter, propose or offer to enter into or facilitate any merger, business combination, tender offer, recapitalization, restructuring, change in control transaction or other similar extraordinary transaction involving the Purchaser or any of its subsidiaries; provided, however, that the Sellers may vote in any such merger, business combination, tender offer, recapitalization, restructuring, change in control transaction or other similar extraordinary transaction in accordance with their reasonable discretion;

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(d)    Make, or in any way participate or engage in, any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Securities and Exchange Commission) to vote, or advise or knowingly influence any Person (other than a controlled Affiliate of the Sellers) with respect to the voting of, any voting securities of the Purchaser or any of its subsidiaries;

(e)    Call, or seek to call, a meeting of the shareholders of the Purchaser or initiate any shareholder proposal for action by the shareholders of the Purchaser;

(f)    Form, join or in any way participate in a Group (within the meaning of Section 13(d)(3) of the Exchange Act) (other than with an Affiliate of the Sellers, or any direct or indirect subsidiary, of the Sellers), with respect to any voting securities of the Purchaser;

(g)    Otherwise act, alone or in concert with others, to seek to control or influence the board of directors of the Purchaser, or the management or policies of the Purchaser (including, without limitation, the submission of nominees for election to the board of directors of the Purchaser);

(h)    Publicly disclose any intention, plan or arrangement prohibited by, or inconsistent with, the foregoing;

(i)    Advise or knowingly assist or encourage or enter into any discussions, negotiations, agreements or arrangements with any other Person or Group (within the meaning of Section 13(d)(3) of the Exchange Act) in connection with the foregoing; or

(j)    Knowingly Transfer more than three percent (3%) of the Issued Shares to any one individual or entity.

SECTION 10.4    Non−Disparagement. During the Standstill Period, the Parties agree not to disparage the Purchaser or any officers, directors (including director nominees) or employees of the Purchaser or its affiliates or subsidiaries in any public or quasi−public forum.

ARTICLE XI - RIGHT OF FIRST OFFER

SECTION 11.1    Right of First Offer.

(a)    At any time and from time to time during the Standstill Period, and subject to the terms and conditions specified in this Section 11.1, the Purchaser shall have a right of first offer if any Seller (the "Offering Seller") proposes to Transfer all or any portion of any shares of common stock of the Purchaser that the Seller owns (the “Offered Stock”) to any independent third party. Each time the Offering Seller proposes to Transfer any Offered Stock (other than Transfers set forth in clauses (i) and (ii) of Permitted Transfers), the Offering Seller shall first make an offering of the Offered Stock to the Purchaser in accordance with the following provisions of this Section 11.1.

(b)    The Offering Seller shall give written notice (the “ROFO Notice”, which may be in the form of an email) to the Purchaser stating its bona fide intention to Transfer the Offered Stock and specifying the number of Offered Stock and the material terms and conditions, including

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the price, pursuant to which the Offering Seller proposes to Transfer the Offered Stock. The ROFO Notice shall constitute a Seller’s offer to Transfer all of the Offered Stock to the Purchaser in accordance with the provisions of this Section 11.1, which offer shall be irrevocable until the end of the ROFO Purchaser Option Period (defined below), and the consummation of any sale of the Offered Stock to the Purchaser.
(c)    The ROFO Notice shall constitute a Seller’s offer to Transfer all of the Offered Stock to the Purchaser in accordance with the provisions of this Section 11.1, which offer shall be irrevocable until the end of the Purchaser Option Period, and the consummation of any sale of the Offered Stock to the Purchaser.

(d)    By delivering the ROFO Notice, a Seller represents and warrants to the Purchaser that:

(i)    Seller has full right, title and interest in and to the Offered Stock described in the ROFO Notice;

(ii)    Seller has all the necessary power and authority and has taken all necessary action to Transfer the Offered Stock described in the ROFO Notice as contemplated by this Section 11.1; and

(iii)    the Offered Stock described in the ROFO Notice is free and clear of any and all Liens.

SECTION 11.2    Exercise of Right of First Offer.

(a)    Upon receipt of the ROFO Notice, the Purchaser shall have the right to purchase any or all of the Offered Stock on the terms and at the purchase price set forth in the ROFO Notice and in accordance with the procedures set forth herein.

(b)    The initial right of the Purchaser to purchase any Offered Stock shall be exercisable with the delivery of a written notice (the “Purchaser ROFO Exercise Notice”, which may be in the form of an email) by the Purchaser to the applicable Seller within one (1) day of the Purchaser’s receipt of the ROFO Notice if the amount of the Offered Stock is less than 100,000 shares of common stock of the Purchaser or within five (5) days of the Purchaser’s receipt of the ROFO Notice if the amount of the Offered Stock is greater than 100,000 shares of common stock of the Purchaser (the “Purchaser Option Period”), stating the applicable number (including where such number is zero) of shares of Offered Stock the Purchaser elects to purchase on the terms and at the purchase price set forth in the ROFO Notice. The Purchaser ROFO Exercise Notice shall be binding upon delivery and irrevocable by the Purchaser. If the Purchaser fails to deliver the Purchaser ROFO Exercise Notice during the Purchaser Option Period, the Purchaser shall be deemed to have elected not to purchase any of the Offered Stock.

(c)    The failure of the Purchaser to deliver a Purchaser ROFO Exercise Notice by the end of the Purchaser Option Period shall constitute a waiver of its rights of first refusal under this

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Article XI with respect to the Transfer of the Offered Stock, but shall not affect its rights with respect to any future Transfers.

(d)    In the event that the Purchaser shall have exercised its rights to purchase the Offered Stock, then the applicable Seller shall sell such Offered Stock to the Purchaser, and the Purchaser shall purchase such Offered Stock, within thirty (30) days following the expiration of the Purchaser Option Period. Seller shall take all actions as may be reasonably necessary to consummate the sale contemplated by this Article XI including, without limitation, entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate. At the closing of any sale and purchase pursuant to this Section 11.2(d), Seller shall deliver to the Purchaser certificates (if any) representing the Offered Stock to be sold, free and clear of any Liens or encumbrances, accompanied by evidence of transfer and all necessary transfer taxes paid and stamps affixed, if necessary, against receipt of the purchase price therefor and the amount of any transfer taxes, if any, from the Purchaser by certified or official bank check or by wire transfer of immediately available funds.

(e)    In the event that the Purchaser shall not have elected to purchase all of the Offered Stock, then, provided the Seller has also complied with the provisions of Article XI, the Seller may Transfer such shares of such Offered Stock that the Purchaser has elected not to buy, at a price per Share for the Offered Stock not less than that specified in the ROFO Notice and on other terms and conditions which are not materially more favorable in the aggregate to the Prospective Transferee than those specified in the ROFO Notice, but only to the extent that such Transfer occurs within thirty (30) days after expiration of the Purchaser Option Period. Any Offered Stock not Transferred within such thirty (30) day period will be subject to the provisions of this Article XI upon subsequent Transfer.

ARTICLE XII - DEFINITIONS

As used herein, the terms set forth below shall have the following respective meanings:

“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such specified Person with the terms “control” and “controlled” meaning for purposes of this definition, the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities or partnership or other ownership interests, or by contract or otherwise.

“Agreement” shall mean this agreement, as the same may be amended from time to time.

“Beneficially Own” shall have the meaning given to such term in Rule 13d−3 under the Exchange Act.

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“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required to close.

“Common Stock” means the common stock of the Purchaser, par value $0.01, issued and outstanding immediately prior to the Closing.

“Exchange Act” means The Securities Exchange Act of 1934, as amended.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority, or any arbitrator, court or tribunal of competent jurisdiction.

“HSR Act” means the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended.

“Insolvency Event” means an event in which an entity (i) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (ii) becomes insolvent or is unable to pay its debts or admits in writing its inability generally to pay its debts as they become due; (iii) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (iv) (A) institutes a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it, or (B) has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation and such proceeding either (1) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (2) is not dismissed, discharged, stayed or restrained in each case within sixty (60) days of the institution or presentation thereof; (v) passes a resolution for its winding-up or liquidation (other than pursuant to a consolidation, amalgamation or merger); (vi) seeks or becomes subject to the appointment of a receiver, bankruptcy trustee, custodian or other similar official for it or for all or substantially all of its assets; or (vii) has a secured party take possession of all or substantially all of its assets or has a distress, execution, attachment, sequestration or other legal process levied or enforced on or against all or substantially all of its assets; provided, however, that such secured party maintains possession or any such process is not dismissed, discharged, stayed or restrained, in each case within thirty (30) days thereafter.

“Laws” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Liens” means any security interest, charge, claim, pledge, condition, equitable interest, lien (statutory or other), option, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Material Adverse Effect” means any material adverse effect on the business, operations, properties, prospects, or condition (financial or otherwise) of the Purchaser and its Subsidiaries taken as a whole and/or any condition, circumstance, or situation that would prohibit in any material respect

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the ability of the Purchaser to perform any of its obligations under this Agreement in any material respect.

“Orders” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Permitted Transfers” shall mean, in each case, so long as (x) such Transfer is in accordance with applicable Law and (y) each Seller is in compliance with Article X of this Agreement: (i) any Transfer to an Affiliate of the Sellers, so long as such Person, in connection with such Transfer, executes a joinder to Article X of this Agreement, pursuant to which such Person or Group (within the meaning of Section 13(d)(3) of the Exchange Act) agrees to become a Party to this Agreement and subject to the restrictions applicable to the Sellers and otherwise become a Party for all purposes of this Agreement; provided that no such Transfer(s) shall relieve the transferring Seller from the obligations under this Agreement, (ii) any Transfer solely to tender any of the Issued Shares into a tender or exchange offer commenced by the Purchaser or a third party if the board of directors of the Purchaser has affirmatively publicly recommended to the Purchaser shareholders acceptance of such tender offer or exchange offer pursuant to Rule 14d−9 under the Exchange Act with respect to a third party tender or exchange offer or has determined not to oppose (as evidenced by its filings pursuant to such Rule 14d−9) the tender or exchange offer, (iii) any Transfer if an Insolvency Event with respect to Purchaser shall be imminent or shall have occurred, (iv) any Transfer in the event there occurs any judgment, order, injunction or decree of any Governmental Authority or investigation or threat of investigation by any Governmental Authority against the Purchaser which has had or would be reasonably likely to have a Material Adverse Effect on the Purchaser, and (v) notwithstanding Section 10.3(j), any single Transfer or series of Transfers that in the aggregate is equal to fifteen percent (15%) or less of the Issued Shares.

“Person” means any individual, corporation, limited liability company, partnership (general or limited), syndicate, joint venture, society, association, trust, unincorporated organization or governmental authority, or any trustee, executor, administrator or other legal representative thereof.

“Proceedings” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Issued Shares covered by the Registration Statement, and all other amendments and supplements to the Prospectus including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registration Statement” means each registration statement required to be filed under Section 1.3, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all

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material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Representatives” means each and every agent, employee, and officer of the relevant entity.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Standstill Period” means the period beginning on the Closing Date and ending on the earliest of (i) the fourth anniversary of the Closing Date, or (ii) the third anniversary of the Closing Date if Sellers in the aggregate own less than twelve and one-half percent (12.5%) of the issued and outstanding shares of common stock of the Purchaser. Notwithstanding the foregoing, the Standstill Period shall terminate upon a material breach by Purchaser of any of the Purchaser’s representations, warranties, covenants, agreements or obligations contained in this Agreement, but only if such breach has had, or could reasonably be expected to have, a materially adverse impact on the value of the Issued Shares. Seller must provide written notice to Purchaser of any alleged material breach, after which Purchaser shall have thirty (30) days to either cure or dispute such alleged breach. If Purchaser cures such alleged breach during such thirty (30) day period, the Standstill Period shall remain in effect. If Purchaser disputes the basis of such alleged breach, the Standstill Period shall remain in effect pending resolution of such dispute.

“Subsidiaries” as to any person or entity, means any corporation, partnership, limited liability company, joint venture, trust or estate of or in which more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class of such corporation may have voting power upon the happening of a contingency), (b) the interest in the capital or profits of such corporation, partnership, limited liability company, or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled through one or more intermediaries, or both, by such person or entity. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of Purchaser.

“Transfer” means any direct or indirect offer, sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer (by operation of law or otherwise), of any capital stock (or any security convertible or exchangeable into capital stock) or interest in any capital stock.

All other defined terms shall have the meanings indicated herein.

ARTICLE XIII - MISCELLANEOUS

SECTION 13.1    Fees and Expenses. Except as expressly provide herein, all fees and expenses incurred by any of the parties hereto in connection with this Agreement or any of the

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transactions contemplated hereby or thereby shall be borne and paid solely by the party incurring such fees and expenses.

SECTION 13.2    Notices. All notices, requests, demands, claims and other communications permitted or required to be given hereunder must be in writing and shall be deemed duly given and received (i) if personally delivered, when so delivered, (ii) if mailed, three (3) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, (iii) if sent by electronic facsimile, once transmitted to the facsimile number specified or referred to below and written confirmation of successful transmission is received by the notifying Party, or (iv) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent:

if to Cavco:

Cavco Industries, Inc.
Attention: Joseph H. Stegmayer
1001 North Central Avenue, Suite 800
Phoenix, Arizona 85004-1935
Facsimile: (602) 256-6189

if to Third Avenue Value Fund:

Third Avenue Trust,
on behalf of Third Avenue Value Fund
Attention: Jim Hall, General Counsel
622 Third Avenue, 32nd Floor
New York, NY 10017

if to Whitman High Conviction Fund:

Whitman High Conviction Fund
Attention: Jim Hall, General Counsel
622 Third Avenue, 32nd Floor
New York, NY 10017

SECTION 13.3    Entire Agreement; Modification. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes and replaces all prior agreements, understandings, commitments, communications and representations made between the Parties, whether written or oral, with respect to the subject matter hereof. This Agreement may be amended only by a written agreement of the Parties.

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SECTION 13.4    Parties in Interest; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (it being understood and agreed that, except as expressly provided herein, nothing contained in this Agreement is intended to confer upon any other Person any rights, benefits or remedies of any kind or character whatsoever under or by reason of this Agreement). No party may assign this Agreement without the prior written consent of each of the other parties hereto. It is expressly understood and agreed that any attempted or purported assignment of this Agreement in violation of this shall be null and void.

SECTION 13.5    Governing Law. Except for federal securities laws (including the Securities Act and the Exchange Act) and any other state securities laws which may be applicable to any issuance, sale or resale of the securities of Fleetwood Homes, Inc., this Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, including all matters of construction, validity, performance and enforcement, without giving effect to principles of conflict of laws.

SECTION 13.6    Jurisdiction. The parties hereby irrevocably and unconditionally submit to the exclusive jurisdiction of the courts of the State of Delaware, for the purposes of any suit, action or other proceeding, including any injunctive relief sought in summary proceedings, relating to this Agreement (and each agrees that no such action, suit or proceeding relating to this Agreement shall be brought by it or any of its Representatives except in such courts). Each of the parties further agrees that service of any process, summons, notice or document by mail to such party’s respective address set forth above shall be effective service of process for any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of the parties irrevocably and unconditionally waives (and agrees not to plead or claim) any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Delaware.

SECTION 13.7    Severability. If any provision of this Agreement, or the application of any such provision to any person, entity or circumstance, is held to be unenforceable or invalid by any court of competent jurisdiction or under any applicable law, the Parties shall negotiate an equitable adjustment to the provisions of this Agreement with the view to effecting, to the greatest extent possible, the original purpose and intent of this Agreement, and in any event, the validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby. Without limiting the foregoing, the covenants and obligations contained in this Agreement shall be construed as separate covenants and obligations, covering their respective subject matters. Each breach of a covenant or obligation set forth in this Agreement shall give rise to a separate and independent cause of action.

SECTION 13.8    Specific Performance; Waiver; Remedies Cumulative. Each Party shall be entitled to enforce its or his rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The Parties hereto agree and acknowledge that money damages may not be an adequate remedy for

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any breach of the provisions of this Agreement and that each party may in its or his sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement. The rights and remedies of the Parties hereunder are cumulative and not alternative. Neither any failure nor any delay by any Party in exercising any right, power or privilege under this Agreement shall operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege shall preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.

SECTION 13.9    Public Announcements. The parties will consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby, and shall not issue any such press release or make any such public statement without the prior written consent of each of the other parties, except as may be required by law or pursuant to any listing agreement, rule or regulation of any national securities exchange or automated system upon which the securities of such party are traded.

SECTION 13.10    Further Assurances. Sellers agree, at any time and from time to time after the date hereof, upon the request of Purchaser, to do, execute, acknowledge and deliver, or to cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably required for the better assigning, transferring, conveying, and confirming to Purchaser, or to its successors and assigns, or for the aiding, assisting, collecting and reducing to possession of, any or all of the Shares.

SECTION 13.11    Execution of Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original copy and all of which, when taken together, shall be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

SECTION 13.12    Construction. The headings of Articles and Sections in this Agreement are provided for convenience only and shall not affect the construction or interpretation of any provision hereof. Any reference herein to an “Article” or “Section” means the corresponding Article or Section of this Agreement. References herein to any gender include the other gender and the neuter, as applicable. This Agreement was negotiated by the Parties with the benefit of legal representation on both sides, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party shall not apply to any construction or interpretation hereof.

[SIGNATURES ARE ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.
PURCHASER:

Cavco Industries, Inc., a Delaware corporation

By:	/s/ Joseph H. Stegmayer Joseph H. Stegmayer, Chairman, CEO and President

SELLERS:

Third Avenue Trust, a Delaware business
trust, on behalf of Third Avenue Value Fund
By: Third Avenue Management LLC, its investment adviser

By:	/s/ Vincent J. Dugan Vincent J. Dugan Chief Financial Officer

Whitman High Conviction Fund
By: Third Avenue Management LLC, its investment adviser

By:	/s/ Vincent J. Dugan Vincent J. Dugan Chief Financial Officer

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SCHEDULE 1.2

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SCHEDULE 4.5
As disclosed in the Purchaser’s periodic reports filed with the United States Securities and Exchange Commission, on July 8, 2011, the Purchaser filed an amendment to its current report on Form 8–K/A, which filing included the consolidated balance sheets of Palm Harbor Homes, Inc., a Florida corporation and its subsidiaries (“Palm Harbor”) as of March 26, 2010 and March 27, 2009 and the consolidated statements of operations, shareholders’ equity and cash flows for each of the three years in the period ended March 26, 2010, and the notes related thereto. These financial statements were previously audited and included in Palm Harbor’s Form 10-K for the year ended March 26, 2010. However, Palm Harbor’s auditor was not able to perform its customary procedures to its satisfaction to enable it to consent to the inclusion of its prior audit report in the referenced Form 8-K/A filing due to the untimely and limited cooperation of Palm Harbor and the bankruptcy estate of Palm Harbor towards the completion of those procedures. Accordingly, (i) the Palm Harbor financial statements are considered unaudited, preliminary and subject to change (ii) the Form 8-K/A filing is incomplete and untimely, and (iii) the Palm Harbor financial statements are not presented in accordance with Regulation S-X of the rules and regulations of the United States Securities and Exchange Commission.

As a result, the Company does not satisfy the requirements to provide financial statements in accordance with Regulation S-X, including, but not limited to Rule 3-05, in any filing, registration statement or proxy statement requiring such financial statements, due to the absence of the consent of Palm Harbor’s independent registered public accounting firm with respect to Palm Harbor’s financial statements.

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SCHEDULE 4.6

As disclosed in the Purchaser’s periodic reports filed with the United States Securities and Exchange Commission, on July 8, 2011, the Purchaser filed an amendment to its current report on Form 8–K/A, which filing included the consolidated balance sheets of Palm Harbor Homes, Inc., a Florida corporation and its subsidiaries (“Palm Harbor”) as of March 26, 2010 and March 27, 2009 and the consolidated statements of operations, shareholders’ equity and cash flows for each of the three years in the period ended March 26, 2010, and the notes related thereto. These financial statements were previously audited and included in Palm Harbor’s Form 10-K for the year ended March 26, 2010. However, Palm Harbor’s auditor was not able to perform its customary procedures to its satisfaction to enable it to consent to the inclusion of its prior audit report in the referenced Form 8-K/A filing due to the untimely and limited cooperation of Palm Harbor and the bankruptcy estate of Palm Harbor towards the completion of those procedures. Accordingly, (i) the Palm Harbor financial statements are considered unaudited, preliminary and subject to change (ii) the Form 8-K/A filing is incomplete and untimely, and (iii) the Palm Harbor financial statements are not presented in accordance with Regulation S-X of the rules and regulations of the United States Securities and Exchange Commission.

As a result, the Company does not satisfy the requirements to provide financial statements in accordance with Regulation S-X, including, but not limited to Rule 3-05, in any filing, registration statement or proxy statement requiring such financial statements, due to the absence of the consent of Palm Harbor’s independent registered public accounting firm with respect to Palm Harbor’s financial statements.

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EXHIBIT A
REGISTRATION STATEMENT QUESTIONNAIRE
In connection with the Registration Statement, please provide us with the following information regarding the Investor.
1.    Please state your organization's name exactly as it should appear in the Registration Statement:
Except as set forth below, your organization does not hold any equity securities of the Purchaser on behalf of another person or entity. State any exceptions here:
If the Investor is not a natural person, please identify the natural person or persons who will have voting and investment control over the Issued Shares owned by the Seller:
2.    Address of your organization:
______________________________________________________
______________________________________________________
Telephone: ______________________________
E-mail: _________________________________
Contact Person: __________________________
3. Have you or your organization had any position, office or other material relationship within the past three years with the Purchaser or its affiliates? (Include any relationships involving you or any of your affiliates, officers, directors, or principal equity holders (5% or more) that has held any position or office or has had any other material relationship with the Purchaser (or its predecessors or affiliates) during the past three years.)
_______ Yes _______ No
If yes, please indicate the nature of any such relationship below:
4.    Are you the beneficial owner of any other securities of the Purchaser? (Include any equity securities that you beneficially own or have a right to acquire within sixty (60) days after the date hereof, and as to which you have sole voting power, shared voting power, sole investment power or shared investment power.)
_______ Yes _______ No
If yes, please describe the nature and amount of such ownership as of a recent date.
5.    Except as set forth below, you wish that all of your beneficially owned shares of the Purchaser's common stock acquired pursuant to the Stock Purchase Agreement be offered for your account in the

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Registration Statement. (Please note that any shares of the Purchaser's common stock not acquired pursuant to the Stock Purchase Agreement will not be offered for your account in the Registration Statement.)
State any exceptions here:
6.     Have you made or are you aware of any arrangements relating to the distribution of the shares of the Purchaser pursuant to the Registration Statement?
_______ Yes _______ No
If yes, please describe the nature and amount of such arrangements.
7.     FINRA Matters
(a) State below whether (i) you or any associate or affiliate of yours are a member of FINRA, a controlling shareholder of a FINRA member, a person associated with a member, a direct or indirect affiliate of a member, or an underwriter or related person with respect to the proposed offering; (ii) you or any associate or affiliate of yours owns any stock or other securities of any FINRA member not purchased in the open market; or (iii) you or any associate or affiliate of yours has made any outstanding subordinated loans to any FINRA member. If you are a general or limited partnership, a “no” answer asserts that no such relationship exists for you as well as for each of your general or limited partners. Italicized terms are defined below.
Yes: __________No: __________
If “yes,” please identify the FINRA member and describe your relationship, including, in the case of a general or limited partner, the name of the partner:
If you answer “no” to Question 7(a), you need not respond to Question 7(b).
(b) State below whether you or any associate or affiliate of yours has been an underwriter, or a controlling person or member of any investment banking or brokerage firm which has been or might be an underwriter for securities of the Purchaser or any affiliate thereof including, but not limited to, the common stock now being registered.
Yes: __________No: __________
If “yes,” please identify the FINRA member and describe your relationship, including, in the case of a general or limited partner, the name of the partner.
For purposes of this Question 7:
An affiliate of any person (including a sole proprietorship, partnership, limited liability company, corporation or other legal entity such as a trust or estate) is a person that controls, is controlled by or is under common control with such person. Officers, directors, partners, sole proprietors and branch

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managers, or persons of a similar status or performing similar functions, of a person should be presumed to be an affiliate of such person.
An associated person of a member or person associated with a member includes, among others, (1) a natural person who is registered or has applied for registration under the rules of FINRA and (2) a sole proprietor, partner, officer, director, or branch manager of a member, or other natural person occupying a similar status or performing similar functions, or a natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by a member, whether or not any such person is registered or exempt from registration with FINRA under FINRA's By-Laws or the FINRA Rules.
The term control means the following: (i) beneficial ownership of 10% or more of the outstanding common equity of any entity, including any right to receive such securities within 60 days of the member's participation in the public offering; (ii) the right to 10% or more of the distributable profits or losses of an entity that is a partnership, including any right to receive an interest in such distributable profits or losses within 60 days of the member's participation in the public offering; (iii) beneficial ownership of 10% or more of the outstanding subordinated debt of an entity, including any right to receive such subordinated debt within 60 days of the member's participation in the public offering; (iv) beneficial ownership of 10% or more of the outstanding preferred equity of an entity, including any right to receive such preferred equity within 60 days of the member's participation in the public offering; or (v)the power to direct or cause the direction of the management or policies of an entity.
The term immediate family means the parents, mother-in-law, father-in-law, spouse, brother or sister, brother-in-law or sister-in-law, son-in-law or daughter-in-law, and children of an employee or associated person of a member, except any person other than the spouse and children who does not live in the same household as, have a business relationship with, provide material support to, or receive material support from, the employee or associated person of a member. In addition, immediate family includes any other person who either lives in the same household as, provides material support to, or receives material support from, an employee or associated person of a member.
The term member means any broker or dealer admitted to membership in FINRA.
The term participating member means any FINRA member that is participating in a public offering, any associated person of the member, any members of their immediate family and any affiliate of the member.
The term underwriter or related person includes, with respect to the proposed offering, any underwriters and such underwriters' counsel, financial consultants and advisors, finders, participating members, and any other persons related to any participating member.

ACKNOWLEDGEMENT

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The undersigned hereby agrees to notify the Purchaser promptly of any changes in the foregoing information which should be made as a result of any developments, including the passage of time. The undersigned also agrees to provide the Purchaser and the Purchaser's counsel any and all such further information regarding the undersigned reasonably required for the preparation of the Registration Statement promptly upon request in connection with the preparation, filing, amending, and supplementing of the Registration Statement (or any prospectus contained therein). The undersigned hereby consents to the use of all such information in the Registration Statement.
The undersigned understands and acknowledges that the Purchaser will rely on the information set forth herein for purposes of the preparation and filing of the Registration Statement.
The undersigned represents and warrants that all information it provides to the Purchaser and its counsel is currently accurate and complete and will be accurate and complete at the time the Registration Statement becomes effective and at all times subsequent thereto, and agrees, during the effectiveness period and any additional period in which the undersigned is making sales of Issued Shares under and pursuant to the Registration Statement, to notify the Purchaser immediately of any misstatement of a material fact in the Registration Statement or the omission of any material fact necessary to make the statements contained therein not misleading.

Dated:

Name

Signature

Name and Title of Signatory

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Cavco
INDUSTRIES, INC.®

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote "FOR" the election of the nominee in Item 1 and "FOR" Items 2 through 4.

1. Election of one director to serve until the Annual Meeting of Stockholders in 2016

Nominee:	For	Withhold
01 - David A. Greenblatt	☐	☐

	For	Against	Abstain
2. Ratification of the appointment of independent auditor for fiscal 2014.	☐	☐	☐
3. Proposal to approve the advisory (non-binding) resolution relating to executive compensation.	☐	☐	☐
4. To approve the issuance of up to approximately 2,031,193 shares of our common stock in consideration for 50% of the outstanding shares of Fleetwood Homes, Inc. held by Third Avenue Value Fund, and the Whitman High Conviction Fund pursuant to the Stock Purchase Agreement (the "Stock Purchase Agreement"), dated June 14, 2013, by and among the Company, Third Avenue Value Fund and Whitman High Conviction Fund.	☐	☐	☐

5. In their discretion, on such other business as may properly be brought before the meeting or any adjournment thereof.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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1 U P X 1 6 6 5 6 6 2

01O94B

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Cavco INDUSTRIES, INC.®

Proxy — CAVCO INDUSTRIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS — JULY [__], 2013

The undersigned hereby appoints William C. Boor and Steven G. Bunger, or either of them, proxy, with full powers of substitution, to vote, as specified on the reverse side, at the Annual Meeting of Stockholders of Cavco Industries, Inc. to be held July [__], 2013, or any adjournment thereof, all shares of Common Stock of Cavco Industries, Inc. registered in the name of the undersigned at the close of business on May 27, 2013.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ON THE BALLOT ON THE REVERSE SIDE, BUT IF NO INSTRUCTIONS ARE INDICATED, THEN THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEE NAMED IN ITEM 1 AND FOR ITEMS 2 THROUGH 4. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM 5.

By execution of this proxy, you hereby acknowledge receipt herewith of Notice of Annual Meeting and Proxy Statement for the July [__], 2013 Annual Meeting.

READ, EXECUTE AND DATE REVERSE SIDE AND MAIL IN THE ENCLOSED ENVELOPE.

(Continued and to be marked, dated and signed, on the other side)